                                                                   Exhibit 10.47
================================================================================

                             SAN DIEGO TECH CENTER
                             OFFICE BUILDING LEASE

                                    BETWEEN

                          SAN DIEGO TECH CENTER, LLC,
                     A DELAWARE LIMITED LIABILITY COMPANY

                                      AND

                          MOLECULAR SIMULATIONS INC.,
                            A DELAWARE CORPORATION

================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                                        Page
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
BASIC LEASE TERMS OF OFFICE BUILDING LEASE BETWEEN SAN DIEGO TECH
      CENTER, LLC AND MOLECULAR SIMULATIONS INC. ....................................................      i

1.    Definitions....................................................................................      1
      1.1      Location of Definitions...............................................................      1
2.    Premises.......................................................................................      1
      2.1      Premises/Building/Building Real Property Defined......................................      1
      2.2      Building Common Area Defined..........................................................      2
      2.3      Project Defined.......................................................................      2
      2.4      Project Common Area and Project Real Property Defined.  ..............................      2
      2.5      Rentable Area Defined.................................................................      2
      2.6      Building Rentable Area Defined........................................................      2
      2.7      Project Rentable Area Defined.........................................................      2
3.    Term...........................................................................................      2
      3.1      First Expansion Premises..............................................................      2
      3.2      Second Expansion Premises.............................................................      3
      3.3      Existing Premises.....................................................................      3
4.    Rent; Additional Charges.......................................................................      3
      4.1      Rent..................................................................................      3
      4.2      Additional Charges....................................................................      3
      4.3      Manner of Payment.....................................................................      3
      4.4      Rent Increases........................................................................      3
5.    Additional Charges for Expenses................................................................      3
      5.1      Definitions...........................................................................      3
      5.2      Special Allocations...................................................................      6
      5.3      Payment of Tenant's Building Share and Tenant's Project Share of Building Expenses
               and Project Expenses..................................................................      6
      5.4      Partial Year Adjustments..............................................................      6
      5.5      Tenant's Right to Audit Landlord's Records............................................      6
      5.6      Objections to Statements..............................................................      7
6.    Security Deposit...............................................................................      7
      6.1      Landlord's Obligations................................................................      7
7.    Acceptance of Premises.........................................................................      7
      7.1      Construction of Tenant Improvements...................................................      7
      7.2      Acceptance of Tenant Improvements.....................................................      7
               7.2.1    Condition at Delivery........................................................      7
8.    Common Areas...................................................................................      7
      8.1      Right to Use Common Areas.............................................................      7
      8.2      Alteration of Building or Project Common Areas........................................      7
9.    Use............................................................................................      8
      9.1      Office Use............................................................................      8
      9.2      No Nuisance...........................................................................      8
      9.3      Compliance with Laws..................................................................      8
      9.4      Hazardous Materials...................................................................      8
10.   Alterations and Tenant's Property..............................................................      9
      10.1     Alterations Defined...................................................................      9
      10.2     Removal of Property...................................................................      9
11.   Repairs and Other Work.........................................................................      9
      11.1     Tenant's Obligations..................................................................      9
      11.2     Conditions Applicable to Repairs and Other Work.......................................      9
12.   Liens..........................................................................................     10
13.   Subordination..................................................................................     10
14.   Inability to Perform...........................................................................     10
15.   Destruction....................................................................................     10
      15.1     Repair................................................................................     10
      15.2     Tenant's Right to Terminate...........................................................     11
      15.3     Landlord's Right to Terminate.........................................................     11
      15.4     Extent of Repair Obligations..........................................................     11
      15.5     Arbitration...........................................................................     11
      15.6     Non-Application of Certain Statutes...................................................     11
16.   Insurance......................................................................................     11
      16.1     Insurance on Tenant's Property........................................................     11
      16.2     Tenant's Liability Insurance..........................................................     11
      16.3     Form of Policies......................................................................     12
      16.4     Compliance with Insurance Requirements................................................     12
      16.5     Landlord's Insurance..................................................................     12
17.   Eminent Domain.................................................................................     12
      17.1     Effect of Taking......................................................................     12
      17.2     Award.................................................................................     12
      17.3     Abatement of Rent.....................................................................     12
      17.4     Temporary Taking......................................................................     13
18.   Assignment.....................................................................................     13
      18.1     Consent Required......................................................................     13
      18.2     Notice................................................................................     13

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
      18.3     No Release.................................................................................13
      18.4     Cost of Processing Request.................................................................13
      18.5     Corporation or Partnership Transfers.......................................................13
      18.6     Assumption of Obligations..................................................................13
      18.7     No Signs...................................................................................14
      18.8     Upon Termination...........................................................................14
19.   Utilities and Services..............................................................................14
      19.1     Landlord to Furnish........................................................................14
      19.2     Excess Usage...............................................................................14
      19.3     Interruption of Service....................................................................14
      19.4     Security Systems and Programs..............................................................14
      19.5     No Liability...............................................................................15
20.   Default.............................................................................................15
      20.1     Events Constituting Default................................................................15
      20.2     Remedies...................................................................................15
      20.3     Remedies Cumulative........................................................................16
      20.4     Recovery Against Landlord..................................................................16
      20.5     Events of Default by Landlord..............................................................16
21.   Insolvency or Bankruptcy............................................................................16
22.   Fees and Expenses; Indemnity; Payment...............................................................17
      22.1     Landlord's Right to Remedy Defaults........................................................17
      22.2     Indemnity..................................................................................17
      22.3     Assumption of Risk.........................................................................17
      22.4     Payment of Sums Due........................................................................17
      22.5     Interest On Past Due Obligations; Service Charge...........................................17
23.   Access to Premises..................................................................................18
      23.1     Landlord's Right to Enter..................................................................18
      23.2     Means of Entry.............................................................................18
24.   Notices.............................................................................................18
25.   No Waiver...........................................................................................18
26.   Tenant's Certificates...............................................................................18
27.   Rules and Regulations...............................................................................19
28.   Tenant's Taxes......................................................................................19
29.   Corporate Authority.................................................................................19
30.   Miscellaneous.......................................................................................19
      30.1     Asbestos Disclosure........................................................................19
      30.2     Financial Statements.......................................................................19
      30.3     References.................................................................................19
      30.4     Successors and Assigns.....................................................................19
      30.5     Severability...............................................................................20
      30.6     Construction...............................................................................20
      30.7     Integration................................................................................20
      30.8     Surrender..................................................................................20
      30.9     Quiet Enjoyment............................................................................20
      30.10    Holding Over...............................................................................20
      30.11    Time of Essence............................................................................20
      30.12    Broker's Commissions.......................................................................20
      30.13    No Merger..................................................................................20
      30.14    Consents...................................................................................21
      30.15    Survival...................................................................................21
      30.16    Amendments.................................................................................21
      30.17    Attorneys' Fees............................................................................21
      30.18    Arbitration of Disputes....................................................................21
      30.19    [Intentionally Omitted]....................................................................22
31.   Design and Construction Process.....................................................................22
      31.1     Tenant's Design Development Documents......................................................22
      31.2     Tenant's Construction Documents............................................................22
      31.3     Applicable Law; Budgetary Constraints......................................................22
      31.4     Requirements of Tenant's Documents.........................................................22
      31.5     Contractors/Bidding Procedures.............................................................22
      31.6     Construction...............................................................................22
      31.7     Disbursement of T.I. Allowance.............................................................22
      31.8     Access.....................................................................................22
      31.9     Construction...............................................................................23
32.   Extension Option....................................................................................23
      32.1     Tenant Option..............................................................................23
      32.2     Extension Rent.............................................................................23
      32.3     Rent Notice by Landlord....................................................................23
      32.4     Fair Market Value Rent.....................................................................23
      32.5     Effect of Default..........................................................................23
33.   Termination of Existing Lease.......................................................................24
34.   Right of First Offer Space..........................................................................24
35.   Parking.............................................................................................24

                  BASIC LEASE TERMS OF OFFICE BUILDING LEASE
                                    BETWEEN
                          SAN DIEGO TECH CENTER, LLC
                                      AND
                          MOLECULAR SIMULATIONS INC.

          The following Basic Lease Terms constitute a general summary of the San Diego Tech Center Office Building Lease to which they are attached. This summary is for convenience only; the terms and provisions of the Lease attached hereto are controlling.

     1. Landlord: San Diego Tech Center, LLC, a Delaware limited liability company.

     2.   Tenant: Molecular Simulations Inc., a Delaware corporation.

     3.   Premises:

          3.1 Expansion Premises: Approximately 25,000 rentable square feet in the building located at 9725 Scranton Road, San Diego, California 92121, commonly known as Building 3 of the San Diego Tech Center, consisting of "First Expansion Premises" of approximately 5,695 rentable square feet, and "Second Expansion Premises" of approximately 19,305 rentable square feet.

          3.2 Existing Premises: Approximately 51,635 rentable square feet in the building located at 9685 Scranton Road, San Diego, California 92121, commonly known as Building 3D of the San Diego Tech Center.

     4.   Lease Term:

          4.1   Expansion Premises:

                (a)   First Expansion Premises: Ninety-Nine (99) months

                (b)   Second Expansion Premises: Eighty-Eight (88) months

          4.2   Existing Premises: Eighty-Four (84) months

     5.   Commencement Date:

          5.1   Expansion Premises:

                (a)   First Expansion Premises: (estimated) October 1, 1998

                (b)   Second Expansion Premises: (estimated) September 1, 1999

          5.2   Existing Premises: January 1, 2000

          5.3   Expiration Date (for the Premises): December 31, 2006

          5.4 Option to Extend (for the Premises): One five (5) year option to extend, subject to the terms of Article 32.

     6.   Rent:

          6.1 $1.30 per rentable square foot per month, subject to annual increases under the terms of Section 4.4.

          6.2 Additional Charges: (See Section 5.1(e) and (f) for Tenant's Share of Building Expenses and Tenant's Share of Project Expenses, respectively.)

     7. Security Deposit: Thirty-Two Thousand Five Hundred Dollars ($32,500) (one (1) month's Rent for the Expansion Premises) payable upon the Commencement Date for the Second Expansion Premises, in addition to Thirty-Seven Thousand Six Hundred Ninety-Three Dollars ($37,693) (the amount of the Tenant's current security deposit for the Existing Premises).

     8    Permitted Use:  General office purposes.

     9. Tenant Improvement Allowance: Eight and 25/100 Dollars ($8.25) per rentable square foot for the Premises, subject to the provisions of Article 7.

     10. Insurance: Tenant to obtain insurance as described in Section 16 of the Lease.

     11.   Address for Payments and Notices to Landlord:

                         c/o SENTRE Partners, Inc.
                         9605 Scranton Road, Suite 102
                         San Diego, California 92121.

     12.   Address for Notices to Tenant:

                         Molecular Simulations Inc.
                         9685 Scranton Road
                         San Diego, California 92121
                         Attn: Director of Facilities

           With a copy to:

                         Molecular Simulations Inc.
                         9685 Scranton Road
                         San Diego, California 92121
                         Attn: General Counsel

Broker(s): CB/Richard Ellis Commercial Real Estate.

                             SAN DIEGO TECH CENTER

                         OFFICE BUILDING LEASE BETWEEN

                    SAN DIEGO TECH CENTER, LLC, A DELAWARE
                           LIMITED LIABILITY COMPANY

            AND MOLECULAR SIMULATIONS INC., A DELAWARE CORPORATION

          THIS LEASE, dated as of October 23, 1998, for purposes of reference only, is made and entered into by and between SAN DIEGO TECH CENTER, LLC, a Delaware limited liability company ("Landlord"), and MOLECULAR SIMULATIONS INC., a Delaware corporation ("Tenant").

          Landlord and Tenant hereby covenant and agree as follows:

     1.   Definitions.
          -----------

          1.1   Location of Definitions. For convenience of reference only, the
                -----------------------
following terms are defined in the Section indicated:

                (a)    AAA - 30.18(a)
                (b)    Additional Charges - 4.2
                (c)    Alterations - 10.1
                (d)    Asbestos Reports - 30.1
                (e)    Assignment - 18.1
                (f)    Building - 2.1
                (g)    Buildings - 2.3
                (h)    Building Common Area(s) - 2.2
                (i)    Building Expenses - 5.1(c)
                (j)    Building Real Property - 2.1
                (k)    Building Rentable Area - 2.6
                (l)    Commencement Date - 3.1
                (m)    Damaged Property - 15.1
                (n)    Existing Lease - 34
                (o)    Existing Premises - 2.1, 2.5
                (p)    Expansion Premises - 2.1, 2.5
                (q)    Expiration Date - 3.1
                (r)    Extension Term - 3.2
                (s)    First Expansion Premises - 2.1, 2.5
                (t)    Hazardous Material - 9.4
                (u)    Initial Term - 3.1
                (v)    Landlord's Expense Statement - 5.3
                (w)    Partial Year - 5.4
                (x)    Premises - 2.1
                (y)    Project - 2.3
                (z)    Project Common Area(s) - 2.4
                (aa)   Project Expenses - 5.1(d)
                (bb)   Project Real Property - 2.4
                (cc)   Project Rentable Area - 2.7
                (dd)   Real Estate Taxes - 5.1(a)
                (ee)   Related Entities - 22.2
                (ff)   Relocation Notice - 30.19
                (gg)   Rent - 4.1
                (hh)   Rentable Area - 2.5
                (ii)   Second Expansion Premises - 2.1, 2.5
                (jj)   Security Deposit - 6
                (kk)   Space Plan - 7.1
                (ll)   Sublease - 18.1
                (mm)   Substitute Premises - 30.19
                (nn)   Target Commencement Date - 3.1
                (oo)   Tenant Improvements - 7.1
                (pp)   Tenant Owned Property - 10.2
                (qq)   Tenant's Agents - 22.2
                (rr)   Tenant's Building Share - 5.1(e)
                (ss)   Tenant's Delay - 3.1
                (tt)   Tenant's Project Share - 5.1(f)
                (uu)   Term - 3.1
                (vv)   The worth at the time of award - 20.2(f)

     2.   Premises.
          --------

          2.1 Premises/Building/Building Real Property Defined. Subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those premises (the "Premises") consisting of the area shown on the floor plan(s) attached hereto as Exhibit "A" located in the buildings located at 9685 Scranton Road, San Diego, California 92121, commonly known as Building 3D of the San Diego Tech Center ("Existing Premises"), and 9725 Scranton Road, San Diego, California 92121, commonly known as Building 3 of the San Diego Tech Center ("Expansion Premises") (the Expansion Premises consist of the "First Expansion Premises" and "Second Expansion Premises"). The Existing Premises and the Expansion Premises are herein collectively called "the Premises" or "all Premises". Building 3D and Building 3 are herein collectively called the "Building". The Building and the real property upon which the Building is located, together with the utilities, facilities, drives, walkways and other amenities directly appurtenant to and servicing the Building are herein sometimes collectively called the "Building Real Property". The exact boundary of the Premises shall be as constructed, and shall extend to the unfinished surface of all floors and the underside of the structural concrete slab forming the ceiling of the Premises. Landlord shall have the right at Landlord's sole discretion to lease portions of the Building for retail and other uses from time to time so long as Landlord maintains the Project as a multi-building project, and Landlord makes no representations or warranties as to the character or nature of any of the tenancies in the Building.

          2.2   Building Common Area Defined. The terms "Building Common Area"
                ----------------------------
and "Building Common Areas" shall mean spaces, facilities, and installations such as toilets, janitor, telephone, electrical, and mechanical rooms and closets, trash facilities, stairs, public lobbies, corridors and other circulation areas, wherever located in the Building, and all other areas of the Building not leased or intended by Landlord to be leased to tenants, as may be designated by Landlord from time to time.

          2.3   Project Defined. The Building is part of a real estate project
                ---------------
commonly known as the San Diego Tech Center (the "Project"). For purposes of this Lease, the Project shall be deemed to consist of the Building, Buildings 1, 2, 4, 5, 5A, 5B and 5C, a free-standing restaurant, a free-standing athletic club, an aerobic center, a racquetball court, two tennis courts, two volleyball courts, walking/running paths, landscape, sidewalks and adjacent parking areas and all appurtenances to the foregoing, all as shown on the site plan attached hereto as Exhibit "B". The Building and Buildings 1, 2, 4, 5, 5A, 5B and 5C (including common areas within said Buildings) are sometimes herein collectively called the "Buildings." Landlord shall have the exclusive right to determine the nature, location, and mix of tenants of the Building and of the Project and all other matters relating to the operation thereof.

          2.4   Project Common Area and Project Real Property Defined. The term
                -----------------------------------------------------
"Project Common Area" and "Project Common Areas" shall mean all portions of the Project other than (i) the Buildings (but including the aerobic center and racquetball court if they are located in any of the Buildings), and (ii) the Building Common Areas. The real property upon which the Project Common Areas are located, together with the utilities, facilities, drives, walkways and other amenities appurtenant to or servicing the Project Common Areas, are herein sometimes collectively called the "Project Real Property." Tenant acknowledges and agrees that Landlord, in its sole discretion, may relocate, eliminate, alter or otherwise make such decisions with respect to the various components of Project Common Areas as Landlord in good faith deems appropriate, provided Tenant's use and enjoyment of the Premises and the Project Common Areas are not materially and adversely affected. Tenant acknowledges that Landlord anticipates to replace approximately half of the parking area located immediately adjacent and south of Building 3D with a green belt area, and that possibly additional buildings and/or a parking structure may be constructed in the parking area to the east of Building 3 and 3D.

          2.5   Rentable Area Defined. For purposes of this Lease, the "Rentable
                ---------------------
Area" of the Premises shall be 76,635 rentable square feet which consists of the "Rentable Area" of the Existing Premises (approximately 51,635 rentable square feet), and the "Rentable Area" of the Expansion Premises (approximately 25,000 rentable square feet which consists of the "Rentable Area" of the First Expansion Premises (approximately 5,695 rentable square feet), and the "Rentable Area" of the Second Expansion Premises (approximately 19,305 rentable square feet)); provided, however, that Landlord makes no representations or warranties as to the exact square footage in the Premises.

          2.6   Building Rentable Area Defined. For purposes of this Lease, the
                ------------------------------
"Building Rentable Area" shall be 100,325 rentable square feet, consisting of rentable square feet in the Building; provided, however, that Landlord makes no representations or warranties as to the exact square footage in the Building.

          2.7   Project Rentable Area Defined. For purposes of this Lease, the
                -----------------------------
"Project Rentable Area" shall be 632,809 square feet, consisting of rentable square feet contained in the Buildings; provided, however, that Landlord makes no representations or warranties as to the exact square footage in the Project.

     3.   Term.
          ----

          3.1   First Expansion Premises. The "Term" for the First Expansion
                ------------------------
Premises shall commence on the date the Landlord has delivered to Tenant the First Expansion Premises in broom clean condition. The parties anticipate such date to occur on November 15, 1998. The date the First Expansion Premises are actually delivered to Tenant shall be referred to herein as the "Commencement Date" for the First Expansion Premises. Prior to the Commencement Date for the First Expansion Premises, Landlord will allow Tenant access to the First Expansion Premises for thirty (30) days in order to install fixtures, furnishings and equipment and to ready the First Expansion Premises for Tenant's occupancy; provided that such early entry will be subject to all the terms and provisions of this Lease as though the Commencement Date for the First Expansion Premises had occurred, except for the payment of Rent and Additional Charges which commence on the Commencement Date for the First Expansion Premises as set forth in this Lease.

          3.2   Second Expansion Premises. The "Term" for the Second Expansion
                -------------------------
Premises shall commence on the date the Landlord has delivered to Tenant the Second Expansion Premises in broom clean condition. The parties anticipate such date to occur on September 1, 1999. The date the Second Expansion Premises are actually delivered to Tenant shall be referred to herein as the "Commencement Date" for the Second Expansion Premises. Notwithstanding the foregoing, the Commencement Date for the Second Expansion Premises shall not occur prior to August 1, 1999. Prior to the Commencement Date for the Second Expansion Premises, Landlord will allow Tenant access to the Second Expansion Premises for thirty (30) days in order to install fixtures, furnishings and equipment and to ready the Second Expansion Premises for Tenant's occupancy; provided that such early entry will be subject to all the terms and provisions of this Lease as though the Commencement Date for the Second Expansion Premises had occurred, except for the payment of Rent and Additional Charges which commence on the Commencement Date for the Second Expansion Premises as set forth in this Lease.

          3.3   Existing Premises. The "Term" for the Existing Premises shall
                -----------------
commence on January 1, 2000 (herein called the "Commencement Date" for the Existing Premises).

          Notwithstanding the estimated commencement dates set forth in Section
3.1 and 3.2 above, if for any reason the Commencement Date for the First Expansion Premises occurs after the estimated commencement date set forth in
Section 3.1, and/or the Commencement Date for the Second Expansion Premises occurs after the estimated commencement date set forth in Section 3.2, Landlord shall not be subject to any liability therefor, nor shall such failure effect the validity of this Lease or relieve Tenant of any of its obligations hereunder or extend the "Term" of this Lease, unless Landlord fails to deliver to Tenant such portion of the Expansion Premises within six (6) months following the estimated commencement date applicable to such portion of the Expansion Premises for any reason other than Tenant delays, in which event Tenant may, upon written notice delivered to Landlord ten (10) days thereafter, terminate this Lease. If such written notice of intent to cancel by Tenant is not timely received by Landlord then Tenant's right to terminate this Lease hereunder shall terminate and be of no further force or effect. The "Term" of this Lease shall commence upon the earliest Commencement Date set forth in this Article and shall expire as to all Premises on December 31, 2006 ("Expiration Date"), unless sooner terminated pursuant to the terms of this Lease.

     4.   Rent; Additional Charges.
          ------------------------

          4.1   Rent.  As of the Commencement Date for the First Expansion
                ----
Premises, Tenant shall pay to Landlord during the Term of the First Expansion Premises $1.30 per month per rentable square foot for the First Expansion Premises. As of the Commencement Date for the Second Expansion Premises, Tenant shall pay to Landlord during the Term for the Second Expansion Premises $1.30 per month per rentable square foot for the Second Expansion Premises. As of the Commencement Date for the Existing Premises, Tenant shall pay to Landlord during the Term of the Existing Premises $1.30 per month per rentable square foot for the Existing Premises. Tenant shall continue to pay all Rent and Additional Charges payable by Tenant for the Existing Premises in accordance with the terms of the Existing Lease until the Commencement Date for the Existing Premises under this Lease. Rent shall be payable by Tenant monthly beginning on the applicable Commencement Date and thereafter on or before the first day of each month, in advance. If any Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the Rent for such fractional month shall be prorated upon a daily basis based upon a thirty (30) day calendar month, and based upon the rate for the immediately following or preceding month.

          4.2   Additional Charges. Commencing on the Commencement Date for the
                ------------------
First Expansion Premises, the Commencement Date for the Second Expansion Premises, and the Commencement Date for the Existing Premises, respectively, Tenant shall pay to Landlord, as to such applicable space, in equal monthly installments on or before the first day of each month, in advance and at the place where the Rent is payable, all charges, fees and expenses and other amounts whatsoever as provided in or due under this Lease ("Additional Charges"), including without limitation all amounts due pursuant to the provisions of Article 5. Landlord shall have the same remedies for Tenant's failure to pay any item of Additional Charges when due as for failure to pay any installment of Rent when due. For purposes of determining Landlord's remedies in the event of Tenant's default and calculating amounts due thereunder, Additional Charges shall be deemed to be Rent.

          4.3   Manner of Payment. All payments of Rent and Additional Charges
                -----------------
shall be made without prior demand and without offset, deduction or counterclaim, in lawful money of the United States of America. Such payments shall be made at the address for Landlord specified herein or at such other place as Landlord shall designate from time to time.

          4.4   Rent Increases. The Rent for all Premises shall be increased by
                --------------
four percent (4%) commencing January 1, 2001, and every one (1) year anniversary thereafter on a cumulative basis.

     5.   Additional Charges for Expenses.
          -------------------------------

          5.1   Definitions. For purposes of this Article 5, the following terms
                -----------
shall have the following meanings:

                (a) "Real Estate Taxes" shall mean all general real property taxes and general and special assessments, transit charges or fees, fees or assessments, housing fund assessments, payments in lieu of taxes, and any tax, fee or excise levied or assessed (whether at the date of this Lease or thereafter) (i) on the Building Real Property or Project Real Property, any portion thereof or Landlord's interest therein, or Landlord's personal property used in the operation of the Building or the Project Common Areas, (ii) on the use or occupancy of the Building Real Property or the Project Real Property or any portion thereof, including any tax or levy made against Rent, Additional Charges, or gross receipts from the Building or the Project Common Areas, (iii) in connection with the business of renting space in the Building or the Project Common Areas, or (iv) as a result of the transfer of any interest in the Building Real Property or Project Real Property or any portion thereof or interest therein, that are now or hereafter levied or assessed by the United States of America, the State of California, or any political subdivision, public corporation, district or other political or public entity. Real Estate Taxes shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, in whole or in part, any other Real Estate Taxes. Real Estate Taxes shall not include income, franchise, inheritance or capital stock taxes, unless, resulting from a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, in whole or in part, any other tax, assessment or charge that would otherwise constitute a Real Estate Tax. Real Estate Taxes shall not include those amounts payable by Tenant pursuant to Section 28, or similar amounts attributable to other tenants of the Building.

                (b) Notwithstanding anything to the contrary contained herein, Real Estate Taxes shall not include income tax, excess profits or revenue tax, excise tax, inheritance tax, gift tax, gains tax, franchise tax, transfer tax (as opposed to increases in Real Estate Taxes resulting from a transfer of any interest in the Building Real Property or Project Real Property), corporation tax, capital levy, estate, succession or other similar tax or charge that may be payable by or chargeable to Landlord under any present or future laws.

                (c) "Building Expenses" shall mean the costs and expenses directly and reasonably paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Building, including, without limitation, (i) Real Estate Taxes related to the Building Real Property,
(ii) the cost of heating, ventilation, air conditioning, steam, electricity, gas, domestic water, sewer services, mechanical, elevator and other systems and all other utilities, and the cost of supplies and equipment and maintenance and service contracts in connection therewith, (ii) the cost of repairs, replacements, general maintenance and cleaning, including the cost of janitorial and other service agreements and trash removal, (iii) the cost of such fire, extended coverage, boiler, sprinkler, apparatus, public liability, property damage, rent, earthquake (at prevailing, commercially reasonable rates for such coverage), and other insurance as Landlord is required to carry under this Lease or reasonably deems it appropriate to carry or is required to carry by any mortgagee under any mortgage against the Building Real Property or any portion thereof or interest therein with respect to the Building or any of Landlord's or a property manager's personal property used in the operation of the Building,
(iv) the cost (including loan fees) of any capital improvements made to the Building after the date of this Lease as a labor-saving measure or to effect other economies in the operation or maintenance of the Building to the extent such improvements result in a reduction of Building Expenses (amortized over such reasonable period as Landlord shall determine), or made to the Building after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Building at the date of this Lease (amortized over the useful life of the improvement), together with interest on the unamortized balance(s) at the rate of ten percent (10%) per annum or such higher market rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements, (v) costs of maintenance, repair and replacement of the roof of the Building, (vi) all supplies, materials, equipment and tools used in the management, operation and maintenance of the Building, including any rental fees, (vii) all costs and fees for licenses, inspections or permits that Landlord may be required to obtain with respect to the Building, (viii) exterior and interior landscaping, and (ix) any other reasonable expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Building. Building Expenses shall not include any of the following: (a) legal fees, brokerage commissions, advertising costs or other related expenses incurred in connection with the leasing of the Building; (b) repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of the Building or Building Common Areas; (c) costs incurred in connection with damage or repairs which are covered under any insurance policy carried by Landlord in connection with the Building or Building Common Areas;
(d) costs associated with damage or repairs to the Building or Building Common Areas necessitated by the gross negligence or willful misconduct of Landlord or Landlord's agents; (e) executive salaries or salaries of service personnel to the extent that such salaries are payable in connection with services other than in connection with the management, operation, repair or maintenance of the Building or Building Common Areas; (f) the cost of off-site service personnel to the extent that such personnel are not engaged in the management, operation, repair or maintenance of the Building or Building Common Areas; (g) Landlord's general overhead expenses not related to the Building or Building Common Areas;
(h) payments of principal or interest on any mortgage or other encumbrance (other than those related to capital improvements as provided herein); (i) legal fees, accountant fees, and other expenses incurred in connection with disputes with other tenants or occupants of the Building or associated with the enforcement of any other leases or defense of Landlord's title to or interest in the Building or any part thereof; (j) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering space for other tenants or other occupants of vacant space in the Building; (k) costs incurred due to a violation by Landlord or any other tenant in the Building of the terms and conditions of any lease; (l) services or installations furnished to any tenant in the Building which are not furnished to Tenant or quantities of such services furnished to any tenant in the Building which are also furnished to Tenant but are furnished to other tenants in an amount materially in excess of that which would represent a fair proportion of such services; and (m) the cost of any service provided to Tenant or other occupants of the Building for which Landlord is entitled to be reimbursed. Landlord shall not collect in excess of one hundred percent (100%) of all Building Expenses.

                (d) "Project Expenses" shall mean the costs and expenses directly and reasonably paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Project Common Areas, including, without limitation (i) Real Estate Taxes related to the Project Real Property, (ii) the cost of heating, ventilation, air conditioning, steam, electricity, gas, domestic water, sewer services, mechanical, elevator and other systems and all other utilities, and the costs of supplies and equipment and maintenance and service contracts in connection therewith, (iii) the cost of repairs, replacements, general maintenance and cleaning, including the cost of janitorial and other service agreements and trash removal, (iv) the cost of such fire, extended coverage, boiler, sprinkler, apparatus, public liability, property damage, rent, earthquake (at prevailing, commercially reasonable rates for such coverage), and other insurance as Landlord reasonably deems it appropriate to carry or is required to carry by any mortgagee under any mortgage against the Project Common Areas or any portion thereof or interest therein with respect to the Project Common Areas or any of Landlord's or a property manager's personal property used in the operation of the Project Common Areas, (v) wages, salaries and other labor costs of all on-site employees, and all off-site employees to the extent engaged in the operation, management, maintenance and security of the Project, including taxes, insurance, retirement, medical and other employee benefits, but excluding leasing commission, (vi) fees, charges and other costs, including property management fees, consulting fees, attorneys' fees and accounting fees of all independent contractors engaged by Landlord, and all such fees reasonably charged by Landlord if Landlord performs management services in connection with the Project, (vii) the cost of supplying, replacing and cleaning employee uniforms, (viii) the fair market rental value of Landlord's or the property manager's offices in the Project (which shall be of reasonable size), to the extent utilized for the management or operation of the Project, (ix) the costs (including loan fees) of any capital improvements made to the Project Common Areas after the date of this Lease as a labor-saving measure or to effect other economies in the operation or maintenance of the Project Common Areas to the extent such improvements result in a reduction of Project Expenses (amortized over such reasonable period as Landlord shall determine), or made to the Project Common Areas after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Project Common Areas at the date of this Lease (amortized over the useful life of the improvement), together with interest on the unamortized balance(s) at the rate of ten percent (10%) per annum or such higher market rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements, (x) costs of maintenance repair and replacement of the roof of any portion of the Project Common Areas, (xi) all supplies, materials, equipment and tools used in the management, operation and maintenance of the Project Common Areas, including any rental fees, (xii) all costs and fees for licenses, inspections or permits that Landlord may be required to obtain in connection with the Project Common Areas, (xiii) expenses incurred for the maintenance of art work, streetscaping and similar enhancements of the Project which in Landlord's judgment will benefit the Project, and (xiv) any other reasonable expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Project Common Areas. Project Expenses shall not include any of the following: (a) legal fees, brokerage commissions, advertising costs or other related expenses in connection with the leasing of the Project; (b) repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of the Project of Project Common Areas; (c) costs incurred in connection with damage or repairs which are covered under any insurance policy carried by Landlord in connection with the Project or Project Common Areas; (d) costs associated with damage or repairs to the Project or the Project Common Areas necessitated by the gross negligence or willful misconduct of Landlord or Landlord's agents; (3) executive salaries or salaries of service personnel to the extent that such salaries are payable in connection with services other than in connection with the management, operation, repair or maintenance of the Project or Project Common Areas; (f) the cost of off-site service personnel to the extent that such personnel are not engaged in the management, operation, repair or maintenance of the Project or Project Common Areas; (g) Landlord's general overhead expenses not related to the Project or Project Common Areas; (h) payments of principal or interest on any mortgage or other encumbrance (other than those related to capital improvements as provided herein); (i) legal fees, accountant fees and other expenses incurred in disputes with other tenants or occupants of the Project or associated with the enforcement of any other leases or defense of Landlord's title to or interest in the Project or any part thereof; (j) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering space for tenants or other occupants of vacant space in the Project; (k) costs incurred due to a violation by Landlord or any other tenant in the Project of the terms and conditions of any lease; (l) services or installations furnished to any tenant in the Project which are not furnished to Tenant or quantities of such services furnished to any tenant in the Project which are also furnished to Tenant but are furnished to other tenants in an amount materially in excess of that which would represent a fair proportion of such services; and (m) the cost of any service provided to Tenant or other occupants of the Project for which Landlord is entitled to be reimbursed. Landlord shall not collect in excess of 100% of all Project Expenses.

                (e) As of the Commencement Date for the First Expansion Premises, "Tenant's Building Share" shall mean 5.8% (calculated by dividing the Rentable Area of the First Expansion Premises (5,795) by the Building Rentable Area (100,325)). As of the Commencement Date for Second Expansion Premises, "Tenant's Building Share" shall be increased to 24.9% (calculated by dividing the Rentable Area of the Expansion Premises (25,000) by the Building Rentable Area (100,325)). Further, as of the Commencement Date for the Existing Premises, "Tenant's Building Share" shall be increased to 76.4% (calculated by dividing the Rentable Area of the Premises (76,635) by the Building Rentable Area (132,500)). Tenant's Building Share of Building Expenses shall normally be computed by multiplying such percentage by Building Expenses, but shall be subject to adjustment as a result of special allocations made pursuant to Section 5.2 and the provisions of Section 5.3. If the Rentable Area of the Premises is changed for any reason, including but not limited to the addition of any expansion premises under Article 33 below, Tenant's Building Share shall be modified by multiplying the percentage specified in this Paragraph (e) by a fraction, the numerator of which shall be the rentable area of the Premises after such change and the denominator of which shall be the Rentable Area of the Premises immediately before such change. If the Building Rentable Area is changed as a result of any cause not within Landlord's reasonable control (for instance, as a result of a reduction in area due to reconstruction following fire or the exercise or threatened exercise of the right of eminent domain), then Tenant's Building Share shall be recalculated by dividing the rentable area of the Premises after such occurrence by the rentable area of the entire Building after such occurrence.

                (f) As of the Commencement Date for the First Expansion Premises, "Tenant's Project Share" shall mean .90% (calculated by dividing the Rentable Area of the First Expansion Premises (5,695) by the Project Rentable Area (632,809)). As of the Commencement Date for the Second Expansion Premises, "Tenant's Project Share" shall be increased to 3.95% (calculated by dividing the Rentable Area of the Expansion Premises (25,000) by the Project Rentable Area (632,809)). Further, as of the Commencement Date for the Existing Premises, Tenant's Project Share shall be increased to 12.11% (calculated by dividing the Rentable Area of the Premises (76,635) by the Project Rentable Area (632,809)). The Tenant's Project Share of Project Expenses shall normally be computed by multiplying such percentage by Project Expenses, but shall be subject to adjustment as a result of special allocations made pursuant to Section 5.2 and the provisions of Section 5.3. If the Rentable Area of the Premises is changed for any reason, including but not limited to the addition of any expansion premises under Article 33 below, Tenant's Project Share shall be modified by multiplying the percentage specified in this Paragraph (f) by a fraction, the numerator of which shall be the rentable area of the Premises after such change and the denominator of which shall be the Rentable Area of the Premises immediately before such change. If the Project Rentable Area is changed as a result of any cause not within Landlord's reasonable control (for instance, as a result of a reduction in area due to reconstruction following fire or the exercise or threatened exercise of the right of eminent domain), then Tenant's Project Share shall be recalculated by dividing the rentable area of the Premises after such occurrence by the rentable area of the entire Project after such occurrence.

          5.2   Special Allocations. Building Expenses and Project Expenses
                -------------------
which are, in Landlord's reasonable discretion, properly chargeable solely to a single tenant or to a group of tenants shall be so allocated. Landlord shall endeavor to make all such allocations fairly. Any amount so allocated to Tenant shall be paid by Tenant as Additional Charges.

          5.3   Payment of Tenant's Building Share and Tenant's Project Share of
                ----------------------------------------------------------------
Building Expenses and Project Expenses. Commencing on the Commencement Date for
--------------------------------------
the First Expansion Premises, the Commencement Date for the Second Expansion Premises, and the Commencement Date for the Existing Premises, respectively, Tenant shall pay to Landlord, as to such applicable space, as Additional Charges one twelfth (1/12th) of Tenant's Building Share of Building Expenses and one twelfth (1/12th) of Tenant's Project Share of Project Expenses, respectively, on or before the first day of each month of the Term, in advance, in an amount reasonably estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right to revise such estimate at any time. Within one hundred twenty (120) days after the end of each calendar year, Landlord shall furnish Tenant with a statement ("Landlord's Expense Statement"), certified as true and correct by an accounting or auditing officer of Landlord or a property manager, setting forth in reasonable detail the actual amount of Building Expenses and Project Expenses for such year, and Tenant's Building Share of Building Expenses and Tenant's Project Share of Project Expenses, respectively. If the actual amount of Tenant's Building Share or Tenant's Project Share of Building Expenses or Project Expenses, respectively, due for such year differs from the estimated amount of Tenant's Building Share or Tenant's Project Share of Building Expenses or Project Expenses, respectively, paid by Tenant for such year, the difference shall be paid by Tenant within thirty (30) days after the receipt of Landlord's Expense Statement, or refunded in cash to Tenant within thirty (30) days after determination thereof, as the case may be; provided, however, that in no event shall Building Expenses or Project Expenses actually payable for a given calendar year be less than zero.

          5.4   Partial Year Adjustments. For the purpose of calculating
                ------------------------
Tenant's Building Share of Building Expenses and Tenant's Project Share of Project Expenses, respectively, for the period between the Expiration Date or date of early termination and the immediately preceding January 1 (each such period being a "Partial Year"), Building Expenses and Project Expenses for the calendar year in which the Partial Year occurs shall be reduced by multiplying such amounts by a fraction, the numerator of which is the number of days in the applicable Partial Year and the denominator of which is three hundred and sixty-five (365), and such reduced amounts shall be the amounts payable during such Partial Year, and monthly payments of Tenant's Building Share of estimated Building Expenses and of Tenant's Project Share of Project Expenses shall be based on the number of months in the applicable Partial Year.

          5.5   Tenant's Right to Audit Landlord's Records. Within thirty (30)
                ------------------------------------------
days after Tenant's request, but not more than twice per year, Landlord shall provide Tenant with copies of Landlord's records relating to Building Expenses and Project Expenses; provided, however, that Tenant shall reimburse Landlord for the reasonable cost thereof. In the event of any dispute or uncertainty as to said amounts, Tenant shall be entitled to review legible copies of all of Landlord's tax bills, invoices, files and records with respect to the disputed items at the place where such materials are normally maintained, but not more often than twice per year.

          5.6   Objections to Statements. Tenant acknowledges that Landlord's
                ------------------------
ability to budget and incur expenses depends on the finality of Landlord's Expense Statements and agrees that Tenant shall have ninety (90) days following receipt of such Statements within which to raise any objection to the calculations contained therein. Failure of Tenant to object within such ninety
(90) day period shall be deemed a waiver of any such objection, absent fraud or manifest errors. Tenant shall continue to make all payments required hereunder pending resolution of any such objection. No delay by Landlord in providing any Statement shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Building Expenses or Project Expenses.

     6.   Security Deposit. On the Commencement Date for the Second Expansion
          ----------------
Premises, Tenant shall deposit with Landlord the sum of Thirty-Two Thousand Five Hundred Dollars ($32,500) (the amount equal to one monthly installment of Rent and Additional Charges for the Expansion Premises), and on the Commencement Date for the Existing Premises Tenant shall deposit with Landlord the sum of Thirty-Seven Thousand Six Hundred Ninety-Three Dollars ($37,693) (the amount equal to Tenant's current security deposit for the Existing Premises) in the form of immediately available funds, which shall be held by Landlord under the terms of this Lease (collectively, the "Security Deposit") as security for the full performance of Tenant's obligations under this Lease. Upon default by Tenant with respect to the payment of any item of Rent or Additional Charges or any other obligation contained herein, Landlord may use or retain all or any portion of the Security Deposit for the payment of any Rent or Additional Charges or other such sum in default or for the payment of any amount Landlord may spend or may become obligated to spend by reason of Tenant's default. In the event any portion of the Security Deposit is applied or used, Tenant shall, within five (5) days after written notice thereof, deposit an additional amount with Landlord sufficient to restore the Security Deposit to its original amount as specified in this Section and Tenant's failure to do so shall constitute a material breach of this Lease. If Tenant is not in default under this Lease at the termination hereof, Landlord shall return the Security Deposit to Tenant within thirty (30) days after such termination, minus any amounts required to restore the Premises to good condition and repair, including damage resulting from the removal by Tenant of its trade fixtures or equipment.

          6.1   Landlord's Obligations. Landlord's obligation with respect to
                ----------------------
any Security Deposit is that of a debtor and not as a trustee, consequently such sums may be commingled with rental receipts or dissipated and no interest shall accrue thereon. In the event of the sale of the real property of which the Premises constitute a part, Landlord or its agent shall transfer to Landlord's successor in interest the sums held as Security Deposit and notify Tenant in writing of such transfer and the name and address of Landlord's successor in interest. Upon such written notification, Tenant shall have no further claim against Landlord with respect to the Security Deposit.

     7.   Acceptance of Premises.
          ----------------------

          7.1   Construction of Tenant Improvements. Tenant will construct but
                -----------------------------------
Landlord will own (and to the extent set forth in this Section 7.1 will pay for) certain improvements (the "Tenant Improvements") in the Expansion Premises and Existing Premises. The Tenant Improvements for the Expansion Premises and the Existing Premises will be designed and completed in accordance with Article 31, the cost to Landlord of which shall not exceed the product of Eight and 25/100 Dollars ($8.25) times the rentable square feet of the Expansion Premises (i.e. Two Hundred Six Thousand Two Hundred Fifty Dollars ($206,250) assuming 25,000 rentable square feet for the Expansion Premises), and the product of Eight and 25/100 Dollars ($8.25) times the rentable square feet of the Existing Premises (i.e. Four Hundred Twenty-Five Nine Hundred Eighty-Eight and 75/100 Dollars ($425,988.75) assuming 51,635 rentable square feet for the Existing Premises) (collectively, the "T.I. Allowance"). Tenant shall pay the amount, if any, by which the costs in connection with the construction and installation of the Tenant Improvements exceed the T.I. Allowance. If the cost of the Tenant Improvements is less than the T.I. Allowance, the difference shall be retained by Landlord; provided that at any time during the Term such difference may be used by Tenant towards the cost of future refurbishment of the Premises such as re-carpeting, subject to the terms of Article 10.

          7.2   Acceptance of Tenant Improvements.
                ---------------------------------

                7.2.1   Condition at Delivery. Landlord will cause all Building
                        ---------------------
systems to be in good working order and condition at the time the Premises are delivered to Tenant. Except as aforesaid, Tenant shall receive the Premises broom clean in their "as is" condition as of the date of this Lease without any demolition or other work having been done and subject to reasonable wear and tear arising from any current tenant's or occupant's occupancy and moving out of the Premises. Tenant agrees to accept possession of the Premises in such condition, and Tenant shall notify Landlord of any defects in the condition of the Premises within thirty (30) days after Tenant takes possession of the Premises. By so accepting the Premises and thereafter occupying the Premises for such thirty (30) days without notifying Landlord of any defects, Tenant shall be deemed to have accepted the same and to have acknowledged that the Premises fully comply with Landlord's obligations under this Section.

     8.   Common Areas.
          ------------

          8.1   Right to Use Common Areas. Tenant and Tenant's Agents shall have
                -------------------------
the right to use the Building Common Areas and Project Common Areas in common with other persons, subject to Landlord's reasonable rules and regulations and the provisions of this Lease.

          8.2   Alteration of Building or Project Common Areas. Landlord hereby
                ----------------------------------------------
reserves the right, at any time and from time to time, without liability to Tenant of any kind whatsoever (including without limitation liability for loss of business or profits), to make alterations or additions to the Building, the Building Common Areas or the Project Common Areas; to change, add to, eliminate or reduce the extent, size, shape, number or configuration of any aspect of the Building, the Building Common Areas or the Project Common Areas or their operations; to close to the general public all or any portion of the Building, the Building Common Areas or the Project Common Areas, to the extent and for the period necessary to avoid any dedication to the public, to effect any repairs or further construction, or in case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's reasonable opinion; to change the arrangement, character, use or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, landscaping, toilets, mechanical, plumbing, electrical or other operating systems or any other portions of the Building, the Building Common Areas or the Project Common Areas; to change common area to rental space and rental space to common area; to utilize portions of the common area for entertainment, displays, product shows, the leasing of temporary or permanent kiosks or other such uses as, in Landlord's judgment, tend to attract the public; and to change the name, number or designation by which the Building is commonly known. Landlord shall have the exclusive rights to the airspace above and around, and the subsurface below, the Premises and other portions of the Building. Landlord shall have the exclusive right to use all exterior walls, roofs and other portions of the Building, including common areas, for signs, notices, and other promotional purposes. Landlord shall, to the extent reasonably possible under the circumstances, provide Tenant with advance notice of any such alterations which Landlord reasonably anticipates will materially impair Tenant's use of the Premises, and shall perform any such alterations in a manner so as to cause as little interference with Tenant's use of the Premises as is reasonably possible; provided, however, that Landlord shall not be obligated to perform work during other than normal business hours. Tenant waives all rights to consequential damages (including without limitation damages for lost profits and lost opportunities) arising in connection with Landlord's exercise of its right under this Section. Notwithstanding anything to the contrary in this Section, Landlord shall not alter the Building or Project Common Areas in such manner that materially and adversely impairs or impedes Tenant's use or enjoyment of the Premises or its rights under this Lease.

     9.   Use.
          ---

          9.1   Office Use. The Premises shall be used for general office
                ----------
purposes only. Tenant shall be responsible for compliance with all zoning laws and ordinances and Tenant acknowledges that neither Landlord nor its agents has made any representations or warranties with respect thereto.

          9.2   No Nuisance. Tenant shall not allow, suffer or permit the
                -----------
Premises or any use thereof to constitute a nuisance or unreasonably interfere with the safety, comfort or enjoyment of the Project by Landlord or any other occupants of the Project or their customers, invitees or any others lawfully in, upon or about the Project or its environs.

          9.3   Compliance with Laws. Tenant, at Tenant's expense, shall comply
                --------------------
with and cause all of Tenant's Agents to comply with all applicable laws, ordinances, rules and regulations of governmental authorities applicable to the Building and the Project Common Areas or the use or occupancy thereof.

          9.4   Hazardous Materials. Tenant shall not cause or suffer or permit
                -------------------
any Hazardous Materials to be brought upon, kept, used, discharged, deposited or leaked in or about the Premises or any other portion of the Project by Tenant or any of Tenant's Agents or by anyone in the Premises (other than Landlord or its agents, employees or contractors), except to the extent such Hazardous Materials are customarily kept or used by typical office tenants and are kept, used and disposed of in strict compliance with all laws, ordinances and regulations relating to Hazardous Materials. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of any Hazardous Material on the Premises or any other portion of the Project caused or permitted by Tenant or any of Tenant's Agents or by anyone in the Premises (other than Landlord or its agents, employees or contractors) results in contamination of the Premises or any other portion of the Project, or if contamination of the Premises or any other portion of the Project by any Hazardous Material otherwise occurs for which Tenant is legally liable, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, expenses and losses (including without limitation diminution in value of the Project, damages for the loss of restriction on use of leasable space or of any amenity of the Building or the Project, damages arising from any adverse impact on marketing of space and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the term of this Lease as a result of such contamination. This indemnification shall include, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of any Hazardous Material present in the soil or groundwater on or under the Premises or any other portion of the Project. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises or any other portion of the Project caused or permitted by Tenant or any of Tenant's Agents or by anyone in the Premises (other than Landlord or its agents, employees or contractors) results in any contamination of the Premises or any other portion of the Project, Tenant shall, at its sole cost and expense, promptly take all actions necessary to return the Premises and all other portions of the Project affected to the condition existing prior to the introduction of any such Hazardous Material to the Premises or other portions of the Project, provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld if such actions would not potentially have any material adverse effect on the Premises or any other portion of the Project.

          "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to
Section 25140, of the California Health and Safety Code (Hazardous Waste Control
Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material," "hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code (Underground Storage of Hazardous Substances), (v) listed under Article 9, or defined as hazardous or extremely hazardous pursuant to Article 11, of Title 22 of the California Code of Regulations, Division 4, Chapter 30, (vi) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (vii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903), (viii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. (42 U.S.C. Section 9601), (ix) petroleum or (x) asbestos or asbestos-
-- ---
containing materials.

     10.   Alterations and Tenant's Property.
           ---------------------------------

           10.1   Alterations Defined. Tenant shall not make or suffer or allow
                  -------------------
to be made any alterations, additions or improvements in or to the Premises (herein collectively called "Alterations") without first obtaining Landlord's written consent based on detailed plans and specifications (where reasonably necessary) submitted by Tenant. Landlord's consent may be withheld in Landlord's sole discretion if Alterations may affect any portions of the Project containing asbestos or may affect the structure or the mechanical, electrical, HVAC, plumbing or life safety systems of the Building; otherwise Landlord's consent shall not be unreasonably withheld.

           10.2   Removal of Property. All Alterations shall become the property
                  -------------------
of Landlord, and shall be surrendered to Landlord, upon the expiration or earlier termination of this Lease; provided, however, that this provision shall not apply to movable equipment, trade fixtures, personal property or furniture owned by Tenant ("Tenant Owned Property"). At Landlord's sole election, any or all Alterations made by or on behalf of Tenant shall be removed from the Premises at Tenant's sole cost and expense at the expiration or sooner termination of this Lease (provided that, if Landlord's consent was required for the installation of any Alteration(s), Landlord conditioned its consent upon the requirement that Tenant remove such Alteration(s) upon expiration or earlier termination of this Lease), and the Premises shall be restored, at Tenant's sole cost and expense, to their condition before the making of such Alterations. The foregoing removal and restoration obligation shall not apply to the Tenant Improvements. Tenant shall repair at its sole cost and expenses all damage caused to the Premises or the Building by removal of any Alterations or Tenant Owned Property. Any Tenant Owned Property not removed from the Premises before the expiration or earlier termination of this Lease shall, at Landlord's option, become the property of Landlord, or Landlord may remove them and Tenant shall pay to Landlord the cost of removal. Tenant waives and releases its rights under
Section 1019 of the California Civil Code, or any similar law now or hereafter in effect, to the extent inconsistent with the provisions of this Lease.

     11.   Repairs and Other Work.
           ----------------------

           11.1   Tenant's Obligations. Tenant shall at all times maintain the
                  --------------------
Premises (including without limitation utility systems accessible from the Premises, all signs, metal work, doors, and windows, except as is otherwise provided in this Lease) in good, clean and sanitary condition and, at Tenant's cost and expense, shall make all repairs and replacements as and when necessary to preserve the Premises in good working order and condition. Notwithstanding the foregoing, if any portion of the plumbing (including condenser water lines), mechanical, electrical, HVAC, life safety or structural systems of the Premises requires maintenance or repair which Tenant is otherwise obligated to perform under this Lease, Landlord shall have the option to repair and maintain such portion on Tenant's behalf provided Landlord performs any such work in a commercially reasonable time and manner under the circumstances. If Landlord performs any work on Tenant's behalf pursuant to this Section, Tenant shall pay in advance Landlord's reasonable estimate of the cost of such work, subject to adjustment of final costs upon completion. Landlord shall not be liable for, and there shall be no abatement of Rent or Additional Charges with respect to, any injury to or interference with Tenant's business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Building, including the Premises, or in or to the fixtures, appurtenances and equipment therein. Tenant hereby waives and releases its rights under Sections 1941, 1941.1 and 1942 of the California Civil Code or under any similar law now or hereafter in effect, except to the extent expressly provided herein. Tenant specifically waives all rights to consequential damages (including without limitation damages for lost profits and lost opportunities) arising in connection with any repairs, maintenance, alteration or improvement in or to any portion of the Building.

           11.2   Conditions Applicable to Repairs and Other Work. All repairs,
                  -----------------------------------------------
replacements, and reconstruction (including without limitation all Alterations) made by or on behalf of Tenant or any of Tenant's Agents (as defined below) shall be made and performed (a) at Tenant's cost and expense and at such time and in such manner as Landlord may reasonably designate, (b) by contractors or mechanics reasonably approved by Landlord, (c) at least equal in quality of materials and workmanship to the original work or installation, (d) in accordance with such reasonable requirements as Landlord may impose with respect to insurance and bonds to be obtained by Tenant in connection with the proposed work, (e) in accordance with the Rules and Regulations for the Building adopted by Landlord from time to time and in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises,
(f) so as not to interfere with the use and enjoyment of the Building by Landlord, other tenants of the Building or any other persons, and (g) in compliance with such other requirements as Landlord may reasonably impose (including without limitation a requirement that Tenant furnish Landlord with as-built drawings upon completion of the work).

     12.   Liens.
           -----

           12.1 Tenant shall keep the Premises and the Building Real Property free from any liens arising out of any (a) work performed or material furnished to or for the Premises between the time Tenant has been provided access to the Premises and the time Tenant surrenders possession of the Premises (at or after expiration or earlier termination of the Lease), or (b) obligations incurred by or for Tenant or any of Tenants' Agents before or during the term of this Lease. In the event that Tenant shall not, within fifteen (15) days following notice of the imposition of any such lien, cause same to be released of record by payment or posting of a bond fully satisfactory to Landlord in form and substance, Landlord shall have, in addition to all other remedies provided herein and by law, the right (but not the obligation) to cause the lien to be released by such means as Landlord shall reasonably deem proper, including payment of the claim giving rise to such lien. All such sums reasonably paid by Landlord and all expenses incurred by it in connection therewith shall be considered Additional Charges and shall be payable by Tenant within thirty (30) days after demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or that Landlord shall deem proper for the protection of Landlord, the Premises, the Building Real Property and any other party having an interest therein, from mechanics', materialmen's and other liens. In addition to all other requirements contained in this Lease, Tenant shall give to Landlord at least ten (10) business days prior written notice of commencement of any construction on the Premises.

     13.   Subordination.
           -------------

           13.1 Tenant agrees that this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Building Real Property or any portion thereof, (b) the lien of any mortgage or other security instrument (and any advances thereunder) that may now exist or hereafter be executed in any amount for which the Building Real Property or any portion thereof, any ground leases or underlying leases, or Landlord's interest or estate therein is specified as security; and (c) all modifications, renewals, supplements, consolidations and replacements thereof. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated to this Lease any such ground leases, underlying leases or liens provided Tenant's rights hereunder are not disturbed if Tenant is in compliance with the terms of this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or other security instrument is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the successor in interest to Landlord. Tenant covenants and agrees to execute and deliver, within ten (10) calendar days after demand by Landlord and in the form reasonably requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases, underlying leases, mortgages, or other security instruments.

     14.   Inability to Perform.
           --------------------

           14.1 Except to the extent expressly provided herein, if, by reason of acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or any other cause or event beyond Landlord's reasonable control, Landlord is (i) unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of Article 19, any other Article of this Lease, or any collateral instrument, (ii) unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, required to be performed or made under this Lease or under any collateral instrument, or (iii) unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this Lease or any collateral instrument, no such inability or delay shall (a) constitute an actual or constructive eviction, in whole or in part, (b) entitle Tenant to any abatement or diminution of Rent or Additional Charges except as provided in Section 19.3, (c) relieve Tenant from any of its obligations under this Lease, or (d) impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant or by reason of injury to or interruption of Tenant's business, or otherwise. Tenant hereby waives and releases its right to terminate this Lease under Section 1932(1) of the California Civil Code or under any similar law, statue or ordinance now or hereafter in effect, except to the extent expressly provided herein.

     15.   Destruction.
           -----------

           15.1   Repair.  If any portion of the Building is damaged by fire,
                  ------
earthquake, flood or other casualty (the "Damaged Property") to the extent that such portion is rendered unusable by Tenant or renders a portion of the Premises unusable and the Damaged Property can, in Landlord's reasonable opinion, be repaired within one hundred eighty (180) days after the date of damage (under a normal construction schedule not requiring the payment of overtime or premium), Landlord shall proceed immediately to make such repairs in accordance with
Section 15.4 below (unless this Lease is terminated pursuant to this Article
15). Landlord's opinion shall be delivered to Tenant within thirty (30) days after the date of the damage. Landlord shall consider and include as part of its evaluation, the period of time necessary to obtain the required approvals of the mortgagee and insurer and governmental entities, to order and obtain materials, and to engage contractors. Notwithstanding anything to the contrary herein, the total destruction of the Building shall automatically terminate this Lease as of the date of destruction.

           15.2   Tenant's Right to Terminate. If such damage causes all or any
                  ---------------------------
material portion of the Premises to be unusable by Tenant and (i) in Landlord's reasonable opinion damage to the Damaged Property cannot be repaired within one hundred eighty (180) days from the date of the damage (under a normal construction schedule not requiring the payment of overtime or premium), Tenant may terminate this Lease by delivery of written notice to Landlord within thirty
(30) days after the date on which Landlord's opinion is delivered to Tenant. Upon termination, Rent and Additional Charges pursuant to Article 4 shall be apportioned as of the date of the damage and all prepaid Rent and Additional Charges pursuant to Article 4 shall be repaid.

           15.3   Landlord's Right to Terminate. In the event (i) the uninsured
                  -----------------------------
portion of any damage to or destruction of the Building equals or exceeds fifty percent (50%) of the replacement cost of the Building; or (ii) the Lease will expire within one (1) year from the date of any material damage to or destruction of the Premises and Tenant fails to extend the term in accordance with any right expressly granted in this Lease within thirty (30) days after the date of damage, Landlord may elect to terminate this Lease as hereinafter provided. Landlord may terminate this Lease for the reason stated in clause (i) of this Section, by delivery of written notice to Tenant within thirty (30) days after the date of damage or destruction; and for the reason stated in clause
(ii) of this Section, by delivery of written notice to Tenant within forty-five
(45) days after the date of the damage or destruction. For purposes of the foregoing, the uninsured portion shall not include a deficiency in insurance proceeds to the extent caused by (i) Landlord's failure to carry insurance required by this Lease; (ii) Landlord's election to carry required insurance in an amount less than 100% of the replacement costs; or (iii) Landlord's election to obtain insurance with a deductible amount or coinsurance obligations.

           15.4   Extent of Repair Obligations. If this Lease is not terminated
                  ----------------------------
as a result of any damage to the Premises covered by Section 15.1 above, Landlord's repair obligation shall extend to the structure of the Building and all improvements (except those constructed or installed by Tenant, including the Tenant Improvements to the extent funded by Tenant) in the Premises at the completion of construction of the Tenant Improvements, and Tenant shall repair all other portions of the Premises (including without limitation the Tenant Improvements to the extent funded by Tenant, Alterations, and Tenant's trade fixtures, equipment, furnishings and other personal property). All such repairs shall be performed in a good and workmanlike manner, with due diligence, and shall restore the items repaired to substantially the same usefulness, design and construction as existed immediately before the damage. All work by Tenant shall be performed in accordance with the requirements of Section 11.2 above. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to expend on such repairs more than the amount of insurance proceeds actually received by Landlord on account of the damage; provided, however, that Landlord shall complete all such repairs if Tenant pays to Landlord in advance the difference between the cost of such repairs and the amount of insurance proceeds received by Landlord on account of the damage. In the event of any termination of this Lease, the proceeds from any insurance paid by reason of damage to or destruction of the Building Real Property or any portion thereof, or any other element, component or property insured by Landlord shall belong to and be paid to Landlord, except for proceeds payable under Tenant's fire insurance policies. In the event of a casualty covered by insurance which Landlord is required to carry under this Lease, Rent and Additional charges under Article 4 above shall abate commencing on the date of the casualty and ending when the Damaged Property is repaired as aforesaid by Landlord and the Premises are delivered to Tenant. The extent of the abatement shall be based upon the portion of the Premises rendered untenantable, inaccessible or unfit for use in a reasonable business manner for the purposes stated in this Lease.

           15.5   Arbitration. If the parties are unable to agree upon the
                  -----------
appropriate abatement of Rent and Additional Charges pursuant to this Article 15 within thirty (30) days after repairs are completed, either party may submit the dispute to arbitration in accordance with Section 30.18.

           15.6   Non-Application of Certain Statutes. The provisions of this
                  -----------------------------------
Lease, including this Article 15, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Building. Any statute or regulation of the State of California or any other governmental authority or body, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning any such damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation relating to damage or destruction of leased premises, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Building.

     16.   Insurance.
           ---------

           16.1   Insurance on Tenant's Property. Tenant shall provide insurance
                  ------------------------------
coverage for all risks of physical loss or damage insuring the full replacement value of the Tenant Improvements, Alterations, Tenant's trade fixtures, furnishings, equipment, plate glass, signs and all other items of personal property of Tenant.

           16.2   Tenant's Liability Insurance. Tenant shall procure at its cost
                  ----------------------------
and expense and keep in effect during the term of this Lease broad form commercial general liability insurance, and automobile liability insurance, each with a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000.00), and statutory worker's compensation insurance with a Two Million Dollars ($2,000,000.00) employer's liability limit covering all of Tenant's employees. Such broad form commercial general liability insurance shall include, without limitation, products and completed operations liability insurance, fire legal liability insurance, contractual liability insurance applicable to all of Tenant's indemnity obligations under this Lease, and such other coverage as Landlord may reasonably require from time to time. At Landlord's request, Tenant shall increase such insurance coverage to a level that is reasonable and customary. If the parties are unable to agree on the amount that is reasonable and customary, the matter shall be determined by arbitration pursuant to Section 30.18 below.

           16.3   Form of Policies. All insurance policies required to be
                  ----------------
carried by Tenant under this Lease shall (i) be written by companies rated A 10 or better in "Best's Insurance Guide," or as acceptable to Landlord, and authorized to do business in California, (ii) name Landlord, SENTRE Partners, Inc. and any other parties designated by Landlord as additional insureds, (iii) as to liability coverages, be written on an "occurrences" basis, (iv) provide that Landlord shall receive at least thirty (30) days notice from the insurer before any cancellation or change in coverage, and (v) contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurer to pay the amount of any loss sustained. Each such policy shall contain a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance. Any deductible amounts under any insurance policies required hereunder shall be subject to Landlord's prior written approval (which shall not be unreasonably withheld) and in any event Tenant shall be liable for payment of same in the event of any casualty. Tenant shall deliver reasonably satisfactory evidence of such insurance to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies; and, in the event Tenant shall fail to procure such insurance or to deliver reasonably satisfactory evidence thereof within five (5) business days after written notice from Landlord of such failure, Landlord may, at its option and in addition to Landlord's other remedies in the event of a default by Tenant hereunder, procure such insurance for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Charges. Notwithstanding the foregoing, if any such insurance expires without having been renewed by Tenant, Landlord shall have the option in addition to Landlord's other remedies to procure such insurance for the account of Tenant immediately and without notice to Tenant, and the cost thereof shall be paid to Landlord as Additional Charges. The limits of the insurance required under this Lease shall not limit the liability of Tenant.

           16.4   Compliance with Insurance Requirements. Tenant shall not do
                  --------------------------------------
anything, or suffer or permit anything to be done, in or about the Premises that shall invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Building or any property located therein. Tenant, at Tenant's expense, shall comply with, and shall cause all occupants of the Premises to comply with, all applicable customary rules, orders, regulations or requirements of any board of fire underwriters or other similar body.

           16.5   Landlord's Insurance. Landlord shall purchase and keep in full
                  --------------------
force and effect "special form coverage" insurance covering the Project in an amount equal to 100% of the full replacement value of the Project improvements at the time of the loss, and at least Three Million Dollars ($3,000,000.00) in liability insurance with respect to the Project, including coverage for Project Common areas.

     17.   Eminent Domain.
           --------------

           17.1   Effect of Taking. If all of the Premises is condemned or taken
                  ----------------
in any manner for public or quasi-public use, or any transfer of the Premises is made in avoidance of an exercise of the power of eminent domain (each of which events shall be referred to as a "taking"), this Lease shall automatically terminate as of the date of the vesting of title as a result of such taking. If a part of the Premises is so taken, this Lease shall automatically terminate as to the portion of the Premises so taken as of the date of the vesting of title as a result of such taking. If such portion of the Real Property is taken as to render the Building incapable of economically feasible operation, this Lease may be terminated by Landlord, as of the date of the vesting of title as a result of such taking, by written notice to Tenant within sixty (60) days following notice to Landlord of the date on which said vesting will occur; provided that such termination by Landlord is made in good faith in a nondiscriminatory manner. If such portion of the Premises is taken as to render the Premises or the remaining portion thereof unusable by Tenant, this Lease may be terminated by Tenant as of the date of the vesting of title as a result of such taking, by written notice to Landlord within sixty (60) days following notice to Tenant of the date on which said vesting will occur. If this Lease is not terminated as a result of any taking, Landlord shall restore the Building to an architecturally whole unit; provided, however, that Landlord shall not be obligated to expend on such restoration more than the amount of condemnation proceeds actually received by Landlord, unless Tenant pays to Landlord in advance the difference between the cost of such restoration and the amount of the condemnation proceeds received by Landlord.

           17.2   Award. Landlord shall be entitled to the entire award for
                  -----
any taking, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in any taking, together with any and all rights of Tenant now or hereafter arising in or to such award or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any separate award made to Tenant for its relocation expenses, the taking of personal property and fixtures belonging to Tenant, the unamortized value of improvements made or paid for by Tenant or the interruption of or damage to Tenant's business.

           17.3   Abatement of Rent. In the event of a partial taking that does
                  -----------------
not result in a termination of this Lease as to the entire Premises, the Rent shall abate in proportion to the portion of the Premises taken or rendered untenantable by such taking. Tenant hereby waives and releases its rights under Section 1265.130 of the California Code of Civil Procedure or any similar statute now or hereafter in effect.

           17.4   Temporary Taking. If all or any portion of the Premises is
                  ----------------
taken for a limited period of time, this Lease shall remain in full force and effect; provided, however, that the Rent and Additional Charges payable pursuant to Article 4 above shall abate during such limited period in proportion to the portion of the Premises taken by such taking. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking. Any temporary taking of all or a portion of the Premises which continues for twelve
(12) months shall be deemed a permanent taking of the Premises or such portion.

     18.   Assignment.
           ----------

           18.1   Consent Required.  Notwithstanding the provisions of Section
                  ----------------
30.4 below, neither Tenant nor any sublessee or assignee of Tenant shall, directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder (each such act is herein referred to as an "Assignment"), or sublet the Premises or any portion thereof or permit the Premises to be occupied by anyone other than Tenant (each such act is herein referred to as a "Sublease"), without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed. Any Assignment or Sublease that is not in compliance with this Article 18 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of Rent or Additional Charges by Landlord from a proposed assignee, sublessee or occupant of the Premises shall not constitute consent to such Assignment or Sublease by Landlord. Seventy percent (70%) of the total amount paid to Tenant which is attributable to this Lease in connection with any Assignment, and seventy percent (70%) of the excess of the total amount of rent and other consideration paid under or in consideration for any Sublease over the Rent and Additional Charges payable hereunder, shall be payable to Landlord as Additional Charges. The right to such amounts is expressly reserved from the grant of Tenant's leasehold estate for the benefit of Landlord. Tenant shall use reasonable diligent efforts to collect all such amounts. Landlord shall have the right from time to time, upon reasonable advance notice, to review Tenant's records relating to any such amounts payable to or received by Tenant.

           18.2   Notice.  Any request by Tenant for Landlord's consent to a
                  ------
specific Assignment or Sublease shall include (a) the name of the proposed assignee, sublessee or occupant, (b) the nature of the proposed assignee's, sublessee's or occupant's business to be carried on in the Premises, (c) a copy of the proposed Assignment or Sublease, and (d) such financial information (in the event of an Assignment) and such other information as Landlord may reasonably request concerning the proposed assignee, sublessee or occupant or its business. Landlord shall respond in writing, stating the reasons for any disapproval, within fifteen (15) business days after receipt of all information reasonably necessary to evaluate the proposed Assignment or Sublease. If Landlord fails to respond in writing within such fifteen (15) business day period, and further fails to respond within five (5) business days after Landlord's actual receipt of written notice from Tenant of Landlord's failure to respond within such period, Tenant's request shall be deemed approved.

           18.3   No Release.  No consent by Landlord to any Assignment or
                  ----------
Sublease by Tenant, and no specification in this Lease of a right of Tenant's to make any Assignment or Sublease, shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after (a) the Assignment or Sublease or (b) any extension of the Term (pursuant to exercise of an option granted in this Lease). The consent by Landlord to any Assignment or Sublease shall not relieve Tenant or any successor of Tenant from the obligation to obtain Landlord's express written consent to any other Assignment or Sublease.

           18.4   Cost of Processing Request.  Tenant shall pay to Landlord the
                  --------------------------
reasonable amount of Landlord's cost of reviewing and processing every proposed Assignment or Sublease (including, without limitation, reasonable accountants' and attorneys' fees not exceeding $750) and the reasonable amount of all direct and indirect expenses incurred by Landlord arising from any assignee, occupant or sublessee taking occupancy (including, without limitation, freight elevator operation for moving of furnishings and trade fixtures, security service, janitorial and cleaning service, and rubbish removal of service).

           18.5   Corporation or Partnership Transfers.  Any sale or other
                  ------------------------------------
transfer, other than to any affiliate controlled by Tenant or which controls Tenant or is under common control with Tenant, including without limitation by consolidation, merger or reorganization, of a majority of the voting stock of Tenant or any beneficial interest therein, if Tenant is a corporation, or any sale or other transfer, other than to any affiliate controlled by Tenant or which controls Tenant or is under common control with Tenant, of a majority of the general partnership interests in Tenant or any beneficial interest therein, if Tenant is a partnership, shall be an Assignment for purposes of this Lease.

           18.6   Assumption of Obligations.  Each assignee or other transferee
                  -------------------------
of Tenant's interest hereunder, other than Landlord, shall assume, as provided in this Section, all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Rent and Additional Charges, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term. Each sublessee of all or any portion of the Premises shall agree in writing for the benefit of Landlord (a) to comply with and agree to those provisions of this Lease as are reasonably designated by Landlord, and (b) that such sublease (and all further subleases of any portion of the Premises) shall terminate upon any termination of this Lease, regardless of whether or not such termination is voluntary. No Assignment or Sublease shall be valid or effective unless the assignee or sublessee or Tenant shall deliver to Landlord a fully-executed counterpart of the Assignment or Sublease and an instrument that contains a covenant of assumption by the assignee or agreement to perform Tenant's obligations, reasonably satisfactory in substance and form to Landlord, consistent with the requirements of this Section. The failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

           18.7   No Signs. Tenant shall not place or allow to be placed in, on
                  --------
or about the Building or any other portion of the Project any sign or other notice indicating Tenant's desire to assign this Lease or sublet the Premises.

           18.8   Upon Termination. In the event of a termination of this Lease
                  -----------------
by reason of Tenant's default or in the event of a mutually agreed termination, at Landlord's option, each sublessee of any portion of the Premises shall attorn to Landlord. Each such sublessee shall be deemed to have agreed to the provisions of this Section and any such Assignment or Sublease shall specifically provide as such.

     19.   Utilities and Services.
           ----------------------

           19.1   Landlord to Furnish.  Landlord shall furnish, subject to
                  --------------------
reimbursement pursuant to Article 5 above, (a) heating, ventilation and air conditioning to the Premises during the hours of 7:00 a.m. until 6:00 p.m. Monday through Friday and, upon request, 8:00 a.m. to 1:00 p.m. on Saturday (excluding holidays), (b) automatic elevator service to the floor or floors where the Premises are located at all times, and (c) hot and cold water at those points of supply shown on the approved plans for the Premises. Tenant shall be solely responsible for and shall promptly pay all other utilities and services supplied to the Premises, including without limitation electrical service to the Existing Premises. Tenant acknowledges and agrees that the Expansion Premises share an electrical meter with other tenants, and Tenant shall reimburse Landlord for Tenant's prorata share of the costs of such electrical service (calculated by dividing the Rentable Area of the First Expansion Premises (5,695) and Second Expansion Premises (19,305), as applicable, by the total rentable area covered by such electrical meter (48,690)). Tenant shall, at its cost, be responsible for all janitorial service for the Premises.

           19.2   Excess Usage.  Whenever heat generating machines or equipment
                  ------------
or lighting are used in the Premises by Tenant which materially affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right to install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises, and the reasonable cost of such facilities and modifications shall be borne by Tenant. Tenant also shall pay the cost of providing all heating or cooling energy to the Premises during hours other than those specified in clause
(a) of Section 19.1 above; such cost to be charged at the current rate of $25.00 per hour, which rate is subject to change. Landlord shall furnish such after-hours heating or cooling energy upon at least twenty-four (24) hours advance notice from Tenant. If Tenant (a) installs lighting or other equipment which results in an average electrical load per floor in the Premises in excess of the amount specified in Section 19.1(c) above, or (b) uses electrical power beyond the hours specified in Section 19.1(a), Tenant shall pay for the reasonable cost of such excess power and the cost of installing any additional risers or other facilities that may be necessary to furnish such excess power to the Premises; provided, however, that Tenant shall have no right to install lighting or other equipment which results in an average electrical load per floor in excess of the amount specified in Section 19.1(c) above without Landlord's prior written consent. Tenant shall pay in advance Landlord's reasonable estimate of any and all costs for additional facilities and modifications which may be constructed by Landlord under this Section (including without limitation the costs of labor, materials, equipment, supervision and management fee), subject to adjustment of final costs upon completion.

           19.3   Interruption of Service.  Landlord reserves the right to stop
                  -----------------------
the service of the heating, ventilating, air conditioning, elevator, plumbing, electrical or other mechanical systems or facilities in the Premises or Building when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements that, in the reasonable judgment of Landlord, are desirable or necessary, until such accident or emergency shall have been corrected or such repairs, alterations, replacements or improvements shall have been completed. In the event Tenant is unable to use the Premises due to any such interruption in services for more than five (5) consecutive business days, Tenant shall be entitled to an equitable abatement of Rent. Landlord shall give Tenant advance notice of any such interruption of services when reasonably possible, and shall restore such services as soon as reasonably possible and in a manner so as to cause as little interference with Tenant's use of the Premises as is reasonably possible; provided, however, that Landlord shall not be obligated to perform work during other than normal business hours. In addition, Landlord reserves the right to limit, restrict or ration the use of water, electricity, gas or any other form of energy or any other service or utility serving the Premises or the Building, in compliance with the requirements of federal, state or local governmental agencies or utilities suppliers in reducing energy or other resources consumption. Tenant shall cooperate reasonably with any voluntary energy conservation program initiated by Landlord in cooperation with the efforts of federal, state or local governmental agencies or utilities suppliers in reducing the consumption of energy or other resources.

           19.4   Security Systems and Programs. The parties acknowledge that
                  -----------------------------
safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and safety, may not in given instances prevent theft or other criminal acts, or insure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction or be circumvented, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against criminal acts and other losses. Tenant agrees to cooperate with any reasonable safety or security program developed by Landlord or required by law.

           19.5   No Liability. Landlord shall not be liable or responsible for
                  ------------
any interruption in the services to be provided under this Article 19, or for any interruptions of services occurring in connection with the making of repairs, replacements or improvements to the Premises or the Building.

     20.   Default.
           -------

           20.1   Events Constituting Default. Except as otherwise provided
                  ---------------------------
herein, the failure to perform or honor any covenant, condition or other obligation of Tenant or the failure of any representation made by Tenant under this Lease (including Exhibits hereto) shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided, if any. Tenant shall have a period of three (3) business days from the date of written notice from Landlord within which to cure any default in the payment of Rent. Tenant shall have a period of ten (10) days from the date of written notice from Landlord within which to cure any default in the payment of Additional Charges. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other default under this Lease; provided, however, that with respect to any default (other than a default which can be cured by the payment of money) that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Tenant commences to cure within thirty (30) days from Landlord's notice, continues to prosecute diligently the curing of such default and actually cures such default within sixty (60) days after Landlord's notice. Any default under the terms of this Lease shall constitute a default under the terms of the Existing Lease, and any default under the terms of the Existing Lease shall constitute a default under the terms of this Lease.

           20.2   Remedies. Upon the occurrence of a default by Tenant that is
                  --------
not cured by Tenant within the grace periods specified in Section 20.1, Landlord shall have the following rights and remedies in addition to all other rights and remedies available to Landlord at the law or in equity:

                  (a) The rights and remedies provided by California Civil Code Section 1951.2, including, but not limited to, the right to terminate Tenant's right to possession of the Premises and to recover (i) "the worth at the time of award" (as defined in Section 20.2(f) below) of the unpaid Rent and Additional Charges which shall have been earned at the time of termination; plus
(ii) the worth at the time of award of the amount by which the unpaid Rent and Additional Charges which would have been earned after termination until the time of award shall exceed the amount of loss of such Rent and Additional Charges that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent and Additional Charges for the balance of the term of this Lease after the time of award shall exceed the amount of loss of such Rent and Additional Charges that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which would be likely to result therefrom (including, without limitation, attorneys' and accountants' fees, costs of alterations of the Premises, interest costs and brokers' fees incurred upon any reletting of the Premises);

                  (b) The rights and remedies provided by California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover Rent and Additional Charges as they become due. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not of themselves constitute a termination of Tenant's right to possession;

                  (c) The right and power to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply the proceeds therefrom pursuant to applicable California law. In such event, Landlord may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each such subletting, rents received from such subletting shall be applied by Landlord, first, to payment of any indebtedness other than Rent and Additional Charges due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting (including with limitation attorneys' and accountants' fees, costs of alterations of the Premises, interests costs, and brokers' fees) and of any such alterations and repairs; third, to payment of Rent and Additional Charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent and Additional Charges as they become due hereunder. If any rental or other charges due under such sublease shall not be promptly paid to Landlord by the sublessee(s), or if such rentals received from such subletting during any month are less than Rent and Additional Charges to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord as well as any unpaid indebtedness other than Rent and Additional Charges due hereunder from Tenant to Landlord and the costs of such subletting (including without limitation attorneys' and accountants' fees, costs of alterations of the Premises, interests costs and brokers' fees), and any other amounts due Landlord under this Section. Such deficiency shall be calculated and paid monthly. For all purposes set forth in this Section, Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. No taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant. Landlord's subletting the Premises without termination shall not constitute a waiver of Landlord's right to elect to terminate this Lease for such previous breach;

                  (d) The right to have a court appointed receiver appointed for Tenant, upon application by Landlord, to take possession of the Premises, to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to Section 20.2(c); and

                  (e) The right to specific performance of any or all of Tenant's obligations hereunder, and to damages for delay in or failure to such performance.

                  (f) For purposes of Section 20.2(a) the "worth at the time of award" of the amounts referred to in subparagraphs (i) and (ii) shall be computed with interest at the Interest Rate per annum or the maximum rate allowed by law; the "worth at the time of award" of the amount referred to in subparagraph (iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%); and "Rent and Additional Charges" with respect to each month shall be calculated by adding (a) one twelfth (1/12th) of the Rent payable for a full lease year at the time of default, plus (b) the monthly average of the Additional Charges payable by Tenant hereunder for the year immediately before the year in which the default occurred, or if the default occurs in the first year of the Term, Landlord's estimate of Additional Charges which would have been payable monthly by Tenant during that year. For purposes of computing amounts that would have accrued after the time of award, increases in Rent and Additional Charges shall be projected based upon the average rate of inflation from the Commencement Date through the time of award; provided, however, that in no event shall Rent be deemed to decrease after the time of award, nor shall Additional Charges under Article 5 be deemed to be less than zero.

           20.3   Remedies Cumulative.  The exercise of any remedy provided by
                  -------------------
law or the provisions of this Lease shall not exclude other remedies unless they are expressly excluded by this Lease. Tenant hereby waives any right of redemption or relief from forfeiture following the termination of, or exercise of any remedy by Landlord with respect to, this Lease.

           20.4   Recovery Against Landlord.  Tenant shall look solely to
                  -------------------------
Landlord's interest in the Building Real Property (including any proceeds of sale of the Building Real Property and insurance proceeds received by Landlord with respect to the Building Real Property) for the recovery as provided under applicable law of any judgment against Landlord; provided, however, that Tenant shall not be entitled to recover out of any insurance proceeds received by Landlord which Landlord is applying or has a good faith intention to apply to work on the Building. Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord or any constituent partner or Landlord is a corporation, its directors, officers and shareholders, shall never be personally liable for any such judgment.

           20.5   Events of Default by Landlord.  The failure by Landlord to
                  -----------------------------
observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Landlord, where such failure shall continue for a period of thirty (30) days after written notice thereof by Tenant to Landlord, shall be deemed to be a default by Landlord under this Lease, provided, however, that if the nature of Landlord's default is such that more than thirty (30) days are reasonably required for its cure, then Landlord shall not be deemed to be in default if Landlord commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion, provided that the default shall actually be cured within one hundred eighty (180) days after notice. Notwithstanding the foregoing, Tenant shall give written notice of any default by Landlord to all mortgagees under mortgages encumbering all or any portion of the Building Real Property or any interest therein of which Tenant has received written notice, and Landlord shall not be deemed to be in default unless no mortgagee has commenced to cure such default or commenced foreclosure proceedings within thirty (30) days (or such longer period as is reasonably required, but not to exceed one hundred eighty (180) days) after such mortgagee has received such notice.

     21.   Insolvency or Bankruptcy.
           ------------------------

           21.1 The occurrence of any of the following shall, at Landlord's option, constitute a breach of this Lease by Tenant: (i) the appointment of a receiver to take possession of all or substantially all of the assets of Tenant or the Premises, (ii) an assignment by Tenant for the benefit of creditors,
(iii) any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization, moratorium or other debtor relief act or statute, whether now existing or hereafter amended or enacted, (iv) the filing of any voluntary petition in bankruptcy by Tenant, or the filing of any involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days, (v) the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) business days after the levy thereof, (vi) the admission by Tenant in writing of its inability to pay its debts as they become due, (vii) the filing by Tenant of any answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation or dissolution of Tenant or similar relief, or (viii) if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statue, law or regulation, such proceeding shall not have been dismissed. Upon the occurrence of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any right or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings. If, upon the occurrence of any of the events enumerated above, under applicable law Tenant or the trustee in bankruptcy has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder,

Tenant or such trustee shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant outstanding hereunder as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease. Notwithstanding the provisions of Section 20.1, there shall be no cure periods for any breach or default under this Article 21.

     22.   Fees and Expenses; Indemnity; Payment.
           -------------------------------------

           22.1   Landlord's Right to Remedy Defaults.  If Tenant shall default
                  -----------------------------------
in the performance of any of its obligations under this Lease after notice of expiration of the applicable cure period, if any, Landlord, at any time thereafter and without additional notice, may remedy such default for Tenant's account and at Tenant's expense, without thereby waiving any other rights or remedies of Landlord with respect to such default. Notwithstanding the foregoing, Landlord shall have the right to cure any failure by Tenant to perform any of its obligations under this Lease without notice to Tenant if such failure results in an immediate threat to life or safety of any person, or impairs the Building or its efficient operation.

           22.2   Indemnity.  Subject to the provisions of Section 15.6 and
                  ---------
except to the extent caused by the gross negligence or wilful misconduct of the party seeking indemnification, Tenant shall indemnify Landlord, all partners of any partnership constituting Landlord, and their respective officers, directors, shareholders, employees, servants and agents, all mortgagees of Landlord's interest in all or any portion of the Building Real Property, and the lessor or lessors under all ground or underlying leases (sometimes collectively referred to herein as "Related Entities") against and save Landlord and Related Entities harmless from and defend Landlord and Related Entities through attorneys reasonably satisfactory to Landlord which may include in-house attorneys) from and against any and all claims, loss, cost liability, damage and expense including, without limitation, penalties, fines and reasonable attorneys' fees, to the extent incurred in connection with or arising from (a) any default by Tenant in the observance or performance of any of the terms, covenants, conditions or other obligations of this Lease to be observed or performed by Tenant, or the failure of any representation made by Tenant in this Lease, (b) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person occupying the Premises, (c) any occurrence or happening on the Premises arising out of Tenant's tenancy between the Commencement Date and the time Landlord has accepted the surrender of the Premises after the expiration or termination of this Lease, (d) any negligence or wilful misconduct of Tenant or any person claiming through or under Tenant, or of the contractors, subcontractors, agents, servants, employees, or licensees of Tenant or any person claiming through or under Tenant (collectively "Tenant's Agents") in the Premises or anyone in the Premises (other than Landlord or Landlord's agents, employees or contractors), including without limitation, any negligence or wilful misconduct in the making or performing of any Alterations, (e) any negligence or wilful misconduct of Tenant or any subtenant of the Premises or any of their respective employees while on the Building Real Property, (f) Landlord's inability to obtain access to any portion of the Premises with respect to which Landlord has not been furnished a key (if locked) or access has been otherwise restricted, or (g) the use by Tenant or any of Tenant's Agents of any Project Common Area or Building Common Area.

           22.3   Assumption of Risk.  Except to the extent caused by the gross
                  ------------------
negligence or wilful misconduct of Landlord or any Related Entities, neither Landlord nor any Related Entities shall be liable for any damage or damages of any nature whatsoever to persons or property caused by explosion, fire, theft or breakage, vandalism, falling plaster, by sprinkler, drainage or plumbing systems, or air conditioning equipment, by failure for may cause to supply adequate drainage, by the interruption of any public utility or service, by steam, gas, electricity, water, rain or other substances leaking, issuing or flowing into any part of the Premises, by natural occurrence, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or by anything done or omitted to be done by any tenant, occupant or person in the Building, it being agreed that Tenant shall be responsible for obtaining appropriate insurance to protect its interests.

           22.4   Payment of Sums Due.  Except as otherwise provided, Tenant
                  -------------------
shall pay to Landlord, within thirty (30) days after delivery by Landlord to Tenant of bills or statements therefor, all Additional Charges and reasonable expenditures made and reasonable monetary obligations incurred by Landlord in collecting or attempting to collect the Rent, any Additional Charges or any other sum actually due under this Lease or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including without limitation reasonable attorneys' fees.

           22.5   Interest On Past Due Obligations; Service Charge.  Unless
                  ------------------------------------------------
otherwise specifically provided herein, any amount due from Tenant to Landlord under this Lease which is not paid within three (3) business days from the date when due shall bear interest from the due date until paid at the lesser of the highest rate then permitted by law or a rate per annum which is equal to four percent (4%) plus the highest rate identified by Bank of America NT&SA as its "reference rate" between the date such amount was due and the date such payment was received. In addition, Tenant shall pay a service charge equal to five percent (5%) of any amount which is not paid within the applicable grace period specified in Section 20.1, to compensate Landlord for additional bookkeeping and administrative expenses and lost investment opportunities which are likely to result from such late payment. The payment of such interest or service charge (or both) shall not alone excuse or cure any default under the Lease.

     23.   Access to Premises.
           ------------------

           23.1   Landlord's Right to Enter.  Landlord reserves for itself and
                  -------------------------
its agents, employees and independent contractors the right to enter the Premises at all reasonable times (upon reasonable telephonic notice, if possible) to inspect the Premises, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers, mortgagees or (during the last nine (9) months of the Lease only) tenants, to post notices of nonresponsibility, to determine whether Tenant is complying with its obligations under this Lease, and to alter, improve or repair the Premises or any other portion of the Building. Landlord's right to enter the Premises shall include the right to grant access to the Premises to governmental or utility employees. Landlord may erect use and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises or any other portion of the Building where reasonably required by the character of the work to be performed in making repairs or improvements, provided that the entrance to the Premises shall not be blocked thereby, and that there is no unreasonable interference with the business of Tenant. In the event of an emergency Landlord shall have the right to enter the Premises at any time without notice. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, any right to abatement or Rent or Additional Charges, or any other loss occasioned by Landlord's exercise of any of its rights under this Article 23. Any entry to the Premises or portions thereof obtained by Landlord in accordance with this Article 23 shall not be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall perform all work pursuant to this Section as quickly as is reasonably possible and in a manner designed to cause as little interference with Tenant's use of the Premises as is reasonably possible; provided, however, that Landlord shall not be obligated to perform work during other than normal business hours. Tenant waives all rights to consequential damages (including without limitation damages for lost profits and lost opportunities) arising in connection with Landlord's exercise of its right under this Section.

           23.2   Means of Entry.  Landlord shall have the right to use any and
                  --------------
all means that Landlord may deem necessary or proper to open doors in an emergency, in order to obtain entry to any portion of the Premises. Landlord shall be responsible for the cost of any repairs in connection with such entry, except that if Tenant caused the reason for such entry Tenant shall reimburse Landlord for the cost of any such repairs.

     24.   Notices.  Except as otherwise provided in this Lease, any payment
           -------
required to be made and any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by personal delivery or registered or certified mail, return receipt requested, or by overnight courier service, addressed (a) to Tenant at the Premises, (b) to Landlord c/o SENTRE Partners, Inc., 9605 Scranton Road, Suite 102, San Diego, California 92121, or
(c) to such other address as either Landlord or Tenant may designate as its new address in California for such purpose by notice given to the other in accordance with the provisions of this Section. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date of receipt or refusal to accept delivery.

     25.   No Waiver. Neither this Lease nor any term or provision hereof may be
           ---------
waived, and no breach thereof shall be waived, except by a written instrument signed by the party against which the enforcement of the waiver is sought. No failure by Landlord to insist upon the strict performance of any obligation of Tenant under this Lease or to exercise any right, power or remedy consequent upon a breach thereof, no acceptance of full or partial Rent or Additional Charges during the continuance of any such breach, no course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Premises before the termination of the Term by Landlord or any employee of Landlord shall constitute a waiver of any such breach or a waiver or modification of any term, covenant or condition of this Lease or operate as a surrender of this Lease. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then-existing or subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the aggregate of all Rent and Additional Charges then due under this Lease shall be deemed to be other than on account of the first items of such Rent and Additional Charges then accruing or becoming due, unless Landlord elects otherwise. No endorsement or statement on any check and no letter accompanying any check of other payment of Rent or Additional Charges in any such lesser amount and no acceptance by Landlord of any such check or other payment shall constitute an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or Additional Charges or to pursue any other legal remedy.

     26.   Tenant's Certificates.
           ---------------------

           26.1 Tenant, at any time during the term of this Lease and from time to time, within ten (10) days after written request, shall execute, acknowledge and deliver to Landlord, addressed (at Landlord' request) to any prospective purchaser, ground or underlying lessor or mortgagee of any part of the Building Real Property, an estoppel certificate in reasonable and customary form and substance. Tenant's failure to do so within such ten (10) day period shall be conclusive upon Tenant that all facts set forth in Landlord's proposed certificate are true and correct. In addition, Tenant shall be liable for all loss, cost or expense resulting from the failure of or delay in any sale or funding of any loan or other transaction caused by Tenant's failure to timely furnish any such certificate within such ten (10) day period. It is intended that any such certificate may be relied upon by any prospective purchaser, ground or underlying lessor or mortgagee of all or any part of the Building Real Property.

     27.   Rules and Regulations.
           ---------------------

           27.1 Tenant shall before faithfully observe and comply with, and shall cause all occupants of the Premises and Tenant's Agents to observe and comply with, the rules and regulations, attached to this Lease as Exhibit C relating to the Building and the Project Common Areas and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Project of any of such rules and regulations. In the event of any conflict between any such rule or regulation and this Lease, this Lease shall govern.

     28.   Tenant's Taxes.
           --------------

           28.1 In addition to all other sums to be paid by Tenant under this Lease, Tenant shall pay, before delinquency, any and all taxes levied or assessed during the term of this Lease, whether now customary or within the contemplation of the parties hereto, (a) upon, measured by or reasonably attributable to the Tenant Improvements, equipment, furniture, fixtures and other personal property located in the Premises, including without limitation any Alterations, (b) upon or measured by Rent or Additional Charges, or both, payable under this Lease, including without limitation any gross income tax or excise tax levied by the City and County of San Diego, the State of California, the Federal Government or any other governmental body with respect to the receipt of such rental; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Tenant shall reimburse Landlord upon demand for any and all such taxes paid or payable by Landlord (other than state and federal, personal or corporate income taxes measured by the net income of Landlord from all sources).

     29.   Corporate Authority.  If either party signs as a corporation or
           -------------------
partnership or other entity, each of the persons executing this Lease on behalf of such party does hereby covenant and warrant that such party is a duly authorized and existing entity, that such party has and is qualified to do business in California, that the entity has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the entity is and are authorized to do so.

     30.   Miscellaneous.
           -------------

           30.1   Asbestos Disclosure.  Tenant acknowledges that it has been
                  -------------------
furnished with and has reviewed a copy of the two reports prepared by the Szaras Company, dated September 12, 1991 and January 20, 1992, respectively, regarding the presence of asbestos in the Project (the "Asbestos Reports"). The Asbestos Reports are hereby accepted and approved by Tenant. Tenant acknowledges that Landlord has not made any representations or warranties as to the content, accuracy or completeness of the Asbestos Reports, and that Landlord has merely provided the Asbestos Reports for the information of Tenant. Tenant shall not maintain any physical contact with the affected area described in the Asbestos Reports and shall prohibit Tenant's Agents from doing the same. Tenant shall notify Tenant's Agents of the presence of asbestos and shall share copies of the Asbestos Reports with all Tenant's Agents and shall comply with all governmental laws and regulations relating to disclosure, notification and warnings with respect to the contents of the Asbestos Reports.

           30.2   Financial Statements.  Upon Landlord's written request from
                  --------------------
time to time (not more frequently than once per year), Tenant shall promptly furnish Landlord with certified financial statements reflecting Tenant's then-current financial condition, in such form and detail as Landlord may reasonably request; provided, however, that so long as the stock of tenant is traded on a national exchange, Tenant may furnish an annual report instead of financial statements. Landlord shall keep and maintain such financial statements confidential, provided that Landlord may disclose such information as required by law and to Landlord's attorneys, accountants, consultants and lenders.

           30.3   References.  All personal pronouns used in this Lease, whether
                  ----------
used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. The use herein of the words "including" or "include" when following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation", or "but not limited to", or words of similar import) is used with reference thereto. All references to "mortgage" and "mortgagee" shall include deeds of trust and beneficiaries under deeds of trust, respectively. All Exhibits referenced herein and attached to this Lease are hereby incorporated in this Lease by this reference. The captions preceding the Sections and Articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

           30.4   Successors and Assigns. The terms, covenants and conditions
                  ----------------------
contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and except as otherwise provided herein, their respective personal representatives and successors and assigns; provided, however, that upon the sale, assignment or transfer by Landlord (or by any subsequent Landlord) of its interest in the Building as owner or lessee, including any transfer upon or in lieu of foreclosure or by operation of law, Landlord (or subsequent Landlord) shall be relieved from all subsequent obligations or liabilities under this Lease, and all obligations subsequent to such sale, assignment or transfer (but not any obligations or liabilities that have accrued prior to the date of such sale, assignment or transfer) shall be binding upon the grantee, assignee or other transferee of such interest. Any such grantee, assignee or transferee, by accepting such interest, shall be deemed to have assumed such subsequent obligations and liabilities.

           30.5   Severability.  If any provision of this Lease or the
                  ------------
application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall remain in effect and shall be enforceable to the full extent permitted by law.

           30.6   Construction. This Lease shall be governed by the and
                  ------------
construed in accordance with the laws of the State of California applicable to leases of real property made and entirely performed in California. Any actions or proceedings brought under this Lease, or with respect to any matter arising under or out of this Lease, shall be brought and tried only in courts located in the City and County of San Diego, California (excepting appellate courts).

           30.7   Integration.  The terms of this Lease (including the Exhibits
                  -----------
hereto) are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement, arrangement, understanding or negotiation (whether oral or written). The parties further intend that this Lease constitutes the complete and exclusive statement of its terms, and no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Lease. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Building Real Property, or any other portion of the Project or this Lease except as expressly set forth herein. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not restricted for or against any party.

           30.8   Surrender.  Upon the expiration or sooner termination of the
                  ---------
Term, Tenant will quietly and peacefully surrender to Landlord the Premises in the condition in which they are required to be kept as provided in Articles 10 and 11, ordinary wear and tear excepted. Upon expiration or earlier termination of this Lease, Tenant shall, immediately upon request of Landlord, execute, acknowledge and deliver to Landlord a recordable deed quitclaiming to Landlord any interest of Tenant in the Premises, the Building Real Property and this Lease.

           30.9   Quiet Enjoyment.  Upon Tenant paying the Rent and Additional
                  ---------------
Charges and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities claiming by or through Landlord; subject, however, to the provisions of this Lease and to any mortgages or ground or underlying leases referred to in
Article 13.

           30.10  Holding Over.  If Tenant shall hold over after the expiration
                  ------------
of the Term, Tenant shall pay Rent equal to one hundred fifty percent (150%) of the Rent payable during the final full lease year (exclusive of abatements, if any), together with an amount reasonably estimated by Landlord for the monthly Additional Charges payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable (but expressly excluding all renewal or extension rights). No holding over by Tenant after the Term shall operate to extend the Term. In the event of any holding over without Landlord's prior written consent, Tenant shall indemnify Landlord against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Premises commencing upon or after the expiration of the Term, Any holding over with Landlord's written consent shall be construed as a tenancy at sufferance or from month to month, at Landlord's option. Any holding over without Landlord' written consent shall entitle Landlord to reenter the Premises as provided in Article 20, and to enforce all other rights and remedies provided by law or this Lease.

           30.11  Time of Essence.  Time is of the essence of each and every
                  ---------------
provision of this Lease.

           30.12  Broker's Commissions.  Each party represents and warrants to
                  --------------------
the other that it has not entered into any agreement or incurred or created any obligation which might require the other party to pay any broker's commission, finder's fee or other commission or fee relating to the leasing of the Premises, except for an agreement by Landlord to pay CB Commercial Real Estate Group a commission of one and one-half percent (1.5%) of the Net Aggregate Rent during the initial Term of this Lease (100% of such commission as to the Existing Premises and 50% of such commission as to the Expansion Premises shall be paid no later than thirty (30) days following execution of this Lease by Landlord and Tenant, and 50% of such commission as to the Expansion Premises shall be paid upon the Commencement Date of the Second Expansion Premises). The term "Net Aggregate Rent" for purposes of this Section 30.12 shall mean the sum equal to the total Rent due and payable by Tenant for the Existing Premises and Expansion Premises during the initial Term of this Lease less any Rent abated by Landlord herein. Each party shall indemnify, defend and hold harmless the other and the other's constituent partners and their respective officers, directors, agents and employees from and against all claims for any such commissions or fees made by anyone claiming by or through the indemnifying party, except for the broker named above in this Section 30.12.

           30.13  No Merger.  The voluntary or other surrender or termination
                  ---------
of this Lease by Tenant, or a mutual cancellation thereof shall not work a merger, but, at Landlord' sole option, shall either terminate all existing subleases or subtenancies or shall operate as an assignment to Landlord or all such subleases or subtenancies. Tenant agrees that in the event Tenant becomes the owner of the Building Real Property, Tenant's leasehold hereunder shall not then or thereafter merge with the fee estate and Tenant hereby irrevocably surrenders any right to effect such merger and this Lease shall continue in full force and effect.

           30.14  Consents.  Unless otherwise expressly provided in this Lease,
                  --------
all consents and approvals to be given by Landlord or Tenant shall not be unreasonably withheld.

           30.15  Survival.  All of Tenant's and Landlord's covenants and
                  --------
obligations contained in this Lease which by their nature might not be fully performed or capable of performance before the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. No provision of this Lease providing for termination in certain events shall be construed as a limitation or restriction of Landlord's or Tenant's rights and remedies at law or in equity available upon a breach by the other party of this Lease.

           30.16  Amendments.  No amendments or modifications of this Lease or
                  ----------
any agreements in connection therewith shall be valid unless in writing duly executed by both Landlord and Tenant. No amendment to this Lease shall be binding on any mortgagee of Landlord (or purchaser at any foreclosure sale) unless such mortgagee shall have consented thereto in writing.

           30.17  Attorneys' Fees.  If Landlord becomes a party to any
                  ---------------
litigation not initiated by Tenant concerning this Lease, the Premises or the Building Real Property by reason of any act or omission of Tenant or its authorized representatives, and not by reason of Landlord's own act or omission or any act or omission of Landlord's authorized representatives, Tenant shall be liable to Landlord for reasonable attorneys' fees and court costs incurred by Landlord in the litigation.

           If either party commences an action against the other party arising out of or in connection with this Lease, or institutes any proceeding in a bankruptcy or similar court which has jurisdiction over the other party or any or all of its property or assets, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and court costs.

           30.18  Arbitration of Disputes.
                  -----------------------

                  (a) If arbitration is expressly provided for in this Lease as a dispute resolution procedure, the arbitration shall be conducted as provided in this Article, except as otherwise provided in this Lease. All proceedings shall be conducted according to the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), or its successor organization, except as hereinafter provided. No action at law or in equity in connection with any such dispute shall be brought until arbitration hereunder shall have been waived, either expressly or pursuant to this Article. The judgment upon the award rendered in any arbitration hereunder shall be final and binding on both parties hereto and may be entered in any court having jurisdiction thereof.

                  (b) During an arbitration proceeding pursuant to this Article, the parties shall continue to perform and discharge all of their respective obligations under this Lease, except as otherwise provided in this Lease.

                  (c) Unless arbitration is specified as a dispute resolution procedure as to a particular dispute hereunder, disputes under this Lease shall not be resolved by arbitration unless both parties agree in writing to do so, and disputes shall be resolved as otherwise provided by law.

                  (d) All disputes that may be arbitrated in accordance with this Article shall be raised by notice to the other party, which notice shall state with particularity the nature of the dispute and the demand for relief, making specific reference by article number and title of the provisions of this Lease alleged to have given rise to the dispute. The notice shall also refer to this Article and shall state whether or not the party giving the notice demands arbitration under this Article. If no such demand is contained in the notice, the other party against whom relief is sought shall have the right to demand arbitration under this Article within ten (10) business days after such notice is received. Unless one of the parties demands arbitration, the provisions of this Article shall be deemed to have been waived with respect to the dispute in question.

                  (e) The notice specified in Paragraph (d) above shall identify the arbitrator to act on the notifying party's behalf. The arbitrator shall be a person who has demonstrated at least ten (10) years of experience in commercial real estate matters and, in particular, the subject matter of the dispute in question. Within twenty (20) business days after receipt of the notice of arbitration, the other party shall notify the first party of the identity of the arbitrator to act on such other party's behalf, which arbitrator shall be similarly qualified. If such party fails to identify its arbitrator within twenty (20) business day period, the arbitrator named by the notifying party shall be the only arbitrator to resolve the dispute. If two (2) arbitrators are chosen pursuant to the foregoing, they shall meet within ten
(10) business days after the second arbitrator is appointed and, if within ten
(10) business days after such first meeting the two arbitrators shall be unable to agree promptly upon a resolution of the dispute, they shall appoint a third arbitrator, who shall be similarly qualified. In the event they are unable to agree upon such appointment within five (5) business days after expiration of such ten (10) day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of ten (10) business days. If the parties do not so agree, either party, on behalf of both, may request appointment of such a qualified person by the AAA. If the AAA shall refuse or be unable to provide such selection, the arbitrator shall be appointed by any successor organization providing substantially the same services, and in the absence of such an organization, by the Presiding Judge of the California Superior Court for the City and County of San Diego. The arbitrator(s) so selected shall resolve the dispute. The arbitration proceedings shall take place at a mutually acceptable location in the City and County of San Diego.

                  (f) When resolving any dispute, the arbitrators shall apply the pertinent provisions of this Lease without departure therefrom in any respect. The arbitrators shall not have the power to change any of the provisions of this Lease, but this Article shall not prevent in any appropriate case the interpretation, construction and determination by the arbitrators of the applicable provisions of this Lease to the extent necessary in applying the same to the matters to be determined by arbitration.

                  (g) Except as otherwise expressly provided in this Lease, the cost of the arbitration, including reasonable attorneys' and expert witness fees, shall be borne by the unsuccessful party (as determined by the arbitrators).

           30.19  [Intentionally Omitted].

     31.   Design and Construction Process.
           -------------------------------

           31.1   Tenant's Design Development Documents.  Landlord will provide
                  -------------------------------------
Tenant with base building plans and drawings for the Building and any other plans in Landlord's possession. Tenant will prepare for review by Landlord two complete sets of Tenant's Design Development Documents consisting of drawings, details, outlines, specifications and other documents to fix and describe the size and character of the Premises with respect to architectural, structural, mechanical, electrical and fire safety systems, materials and such other components as may be appropriate; such documents shall indicate material finishes, heat load requirements of Tenant-supplied equipment and such other specialty systems and components as Landlord reasonably will request.

           31.2   Tenant's Construction Documents. Within five (5) business days
                  -------------------------------
of Landlord's receipt of Tenant's Design Development Documents, Landlord will review those documents. Based upon such review Landlord may order reasonable modifications to any of Tenant's Design Development Documents, which modifications will be made by Tenant in accordance with Landlord's direction and will be incorporated in Tenant's Construction Documents to be prepared by Tenant. Tenant will prepare for review by Landlord two complete sets of Tenant's Construction Documents consisting of drawings and specifications setting forth in complete detail the final requirements for the construction of the Premises. Landlord will complete its review of Tenant's Construction Documents within five
(5) business days of receipt of those documents. Based upon such review Landlord may order reasonable modifications to any of Tenant's Construction Documents and the modifications will be made by Tenant in accordance with Landlord's direction within fifteen (15) business days of request by Landlord.

           31.3   Applicable Law; Budgetary Constraints.  Tenant's Design
                  -------------------------------------
Development Documents and Tenant's Construction Documents are herein occasionally collectively called "Tenant's Documents." All Tenant's Documents will conform with applicable federal, state and local law (including without limitation the ADA) and with Building and Project plans and specifications. It will be the responsibility of Tenant to prepare and submit Tenant's Documents that fall within Tenant's budgetary constraints (if any). Any redesign made necessary by the failure of Tenant's documentation to fall within Tenant's budgetary constraints, and any resulting delay therefrom, will be the sole responsibility of Tenant. Landlord will not be responsible for any failure of bidder's estimates to fall within Tenant's budgetary constraints.

           31.4   Requirements of Tenant's Documents.  Tenant's Documents will
                  ----------------------------------
be completed and fully coordinated. Tenant's Documents will also illustrate all existing site conditions and will include all work necessary to achieve a Certificate or Statement of Occupancy for the Premises. Tenant's Documents will be signed and sealed by an architect or professional engineer (where applicable), licensed and registered in the State of California. All costs and expenses incurred by Tenant in connection with Tenant's Documents may be paid from the T.I. Allowance.

           31.5   Contractors/Bidding Procedures.  Landlord and Tenant will
                  ------------------------------
agree on a list of mutually acceptable contractors who will be asked to submit bids for the demolition of the existing tenant improvements (as may be necessary) and construction of the Tenant Improvements. Upon receipt of the bids, Tenant will select the contractor from the agreed upon list. The selected bid need not be the low bid.

           31.6   Construction.  Tenant's contractor will comply with reasonable
                  ------------
construction rules made by Landlord and will coordinate its work with any other work being undertaken at the Project. The Tenant Improvements will be constructed in accordance with Tenant's Documents. Tenant diligently will pursue the demolition of the existing tenant improvements (as may be necessary) and the construction of the Tenant Improvements in a lien free, good and workmanlike manner in accordance with generally accepted construction practices until all of the work has been completed, subject to Section 31.9.

           31.7   Disbursement of T.I.  Allowance. Landlord will disburse the
                  -------------------
T.I. Allowance upon receipt of invoices that have been approved by Tenant for work that has been completed. Landlord will have no obligation to disburse any portion of the T.I. Allowance for the Expansion Premises prior to the Commencement Date for the Second Expansion Premises, and no obligation to disburse any portion of the T.I. Allowance for the Existing Premises prior to June 1, 1999.

           31.8   Access.  Landlord will be entitled (but will not be obligated)
                  ------
to inspect the Tenant Improvements for the Expansion Premises under construction and upon completion, at reasonable times and intervals, for the purpose of determining that the work is being constructed in accordance with Tenant's Documents and the provisions of this Lease.

           31.9   Construction.  Tenant may commence construction of the Tenant
                  ------------
Improvements for the applicable portion of the Expansion Premises at any time on or after the applicable Commencement Date for such applicable portion of the Expansion Premises; provided, that Landlord will have no obligation to disburse any portion of the T.I. Allowance for the Expansion Premises prior to the time period set forth in Section 31.7. Tenant may commence construction of the Tenant Improvements for the Existing Premises at any time after June 1, 1999; provided, that Landlord will have no obligation to disburse any portion of the T.I. Allowance for the Existing Premises prior to the time period set forth in Section 31.7. Notwithstanding any phased construction by Tenant of the Tenant Improvements, Tenant will pay all Rent and Additional Charges for the entire First Expansion Premises, Second Expansion Premises and Existing Premises from and after the Commencement Date for the First Expansion Premises, Second Expansion Premises, and Existing Premises, respectively, as more particularly set forth in this Lease.

     32.   Extension Option.
           ----------------

           32.1   Tenant Option.  Tenant shall have one (1) option to extend the
                  -------------
Term of this Lease for an additional period of five (5) years which will commence on the day following the last day of the Term (the "Extension Term"). The option for the additional period may be exercised by Tenant only by written notice (the "Extension Exercise Notice") given to Landlord not earlier than the date which is twelve (12) months prior and not later than the date which is at least nine (9) months prior to the expiration of the period of the Term (the "Extension Exercise Date"). Except as stated below in this Section 32, all of the terms and conditions of this Lease in effect immediately prior to the commencement of an extension period shall equally pertain in all respects to that extension period.

           32.2   Extension Rent.  The Rent and Additional Charges during the
                  --------------
first extension period will be the Market Rental Value of the Premises (as defined and determined pursuant to Section 32.3) for that period.

           32.3   Rent Notice by Landlord.  The Market Rental Value as
                  -----------------------
determined by Landlord will be designated by notice to Tenant pursuant and subject to Section 32.4 no later than eight (8) months prior to expiration of the period of the Term.

           32.4   Fair Market Value Rent.  The Market Rental Value of the
                  ----------------------
Premises will be the fair market rent and all additional charges and additional rent for the Premises determined as of the date that the extension of the Term is to commence, taking into consideration the rental rates then being obtained by Landlord for comparable space in the Project and the rates being obtained by other landlords in other projects in San Diego, California of the same approximate age, quality, condition and level of amenities, as adjusted on account of pertinent differences such as the heights of the floors in question, incentives for initial occupancy such as free rent, existing lease takeover and assumption costs, brokerage commissions and demolition and improvement costs (or the inapplicability of such incentives in the case of renewals or extensions), size of space, length of term and anticipated commencement date with respect to such renewal and any other economic concessions; provided, however, that in no event shall the Market Rental Value be less than the Rent in effect under this Lease immediately prior to the commencement of the Extension Term. Landlord's determination of Market Rental Value shall be final and binding unless Tenant, within thirty (30) calendar days and by notice to Landlord, withdraws its exercise of the extension option or gives notice to Landlord that it will, and promptly thereafter does submit such determination of Market Rental Value to arbitration pursuant to Section 30.18 of this Lease. In the event of such submission, the Market Rental Value shall be determined by the arbitrators, whose determination shall be based upon the same factors set forth in this
Section 32.4.

           32.5   Effect of Default.  If Tenant is in default or any event or
                  -----------------
condition has occurred which after notice or passage of time or both shall constitute a default during the time period when it may otherwise exercise the option, then any attempt to exercise the option shall be null, void, and of no force or effect. If Tenant exercises the option and if Tenant is in default or any event or condition has occurred which after notice or passage of time or both shall constitute a default at any time after exercise of the option or on the first day for commencement of the Extension Term, then the exercise of the option by Tenant shall be null, void, and of no force or effect. If Tenant has been in default in payment of any sum required by this Lease where a late charge has become due under this Lease for more than three times during any twelve-month period, then the provisions of this option to extend the Term shall be canceled and shall be of no force or effect. No condition of the Premises, including, without limitation, any alteration or improvement made by Tenant, oral intention expressed by Tenant or detrimental reliance by Tenant on any statement, act, or omission by Landlord shall vest any rights in Tenant for exercise of this option or to possess the Premises during any period set for extension of the Term in this option, or estop Landlord from eviction of Tenant after the end of the Term of this Lease then in effect, or give rise to any equitable defense to such eviction. Tenant hereby waives any and all equitable remedies with respect to this option unless Tenant has complied in all respect with the written notice requirements set forth herein. The sole and exclusive method for exercise of the option contained herein shall be delivery of the written notice called for herein by Tenant to Landlord on a timely basis. Landlord and Tenant hereby agree that time is of the essence with respect to delivery of any notice of exercise by Tenant to Landlord. The date for delivery of any notice required or permitted in this option shall be determined by the provisions for delivery of notice contained in this Lease.

     33.   Termination of Existing Lease.  Landlord and Tenant acknowledge and
           -----------------------------
agree that as of the Commencement Date for the Existing Premises under this Lease, that certain R&D Building Lease dated as of February 26, 1987 between Landlord's predecessor in interest, Sorrento Tech Limited, a California limited partnership, as original landlord, and Tenant's predecessor in interest, Biosym Technologies, Inc., a California corporation, as original tenant, as amended and assigned ("Existing Lease"), shall terminate. Until such time, the terms of the Existing Lease shall continue to control with respect to Tenant's rights and obligations as to the Existing Premises. Upon such termination, all rights and obligations of Landlord and Tenant under the Existing Lease, shall terminate, except for those items that survive termination as specifically set forth in the Existing Lease. Tenant hereby represents and warrants that it is not in default under the Existing Lease nor do any facts or circumstances exist which with the passage of time or the giving of notice, or both, could ripen into a default. Tenant hereby represents and warrants that it has no claims or causes of action of any nature or sort against Landlord or its agents which arise out of or relate in any way to the Existing Lease, and Tenant hereby releases Landlord and its agents from any such claims and causes of action.

     34.   Right of First Offer Space.  During the Term, if Landlord proposes to
           --------------------------
lease to a third party the additional approximately 20,000 rentable square feet adjacent to the Expansion Premises in Building 3 (the "First Offer Space") in the area shown as the "First Offer Space" on Exhibit D, Landlord will first offer the First Offer Space to the then existing tenant of the First Offer Space, and if there is no such existing tenant or if such existing tenant does not agree to lease the First Offer Space, Landlord shall notify Tenant in writing and offer the First Offer Space to Tenant at the Prevailing Market Rent (defined below). If Tenant, within five (5) business days after receipt of Landlord's notice, indicates in writing its agreement to lease all (but not part) of the First Offer Space, and Tenant is not in default under the Lease, the First Offer Space shall be included within the Premises and leased to Tenant pursuant to the provisions of this Lease. If Tenant does not indicate within five (5) business days its agreement to lease all of the First Offer Space, Landlord shall thereafter have the right to lease the First Offer Space or part of it to a third party upon such terms as Landlord, in its sole discretion, shall deem appropriate and Tenant's right of first offer hereunder shall terminate and be of no further force and effect. Tenant acknowledges that this Section permits Landlord to hold open and offer for rent the First Offer Space to a third party, subject to the limitations of this Section, and that this Section does not grant to Tenant an option. The provisions of this Section shall be operative each time Landlord determines to lease the First Offer Space to a third party during the Term. If Tenant elects in writing to exercise its right to lease the First Offer Space, this Lease shall become applicable to the First Offer Space upon the date that Landlord has delivered to Tenant the First Offer Space in broom clean condition, provided that Landlord will allow Tenant access to the First Offer Space for thirty (30) days prior to such date in order to install fixtures, furnishings and equipment subject to the terms herein. The date on which the First Offer Space becomes part of the Premises under the terms of this Section shall be referred to herein as the "First Offer Space Commencement Date." The Rent and Additional Charges for the First Offer Space shall commence to accrue on the First Offer Space Commencement Date and shall be the fair market rent and additional charges determined as of the estimated First Offer Space Commencement Date then being obtained by Landlord for comparable space in the Project or other landlords for comparable space in the Sorrento Mesa submarket ("Prevailing Market Rent"). Landlord and Tenant covenant to negotiate with each other in good faith and diligently to agree upon the Prevailing Market Rent. The additional rentable square feet within the First Offer Space shall be added to the Premises in determining Tenant's Building Share and Tenant's Project Share. Following the First Offer Space Commencement Date, the requirements and conditions of this Lease, including the Expiration Date (as defined below), shall apply to the First Offer Space.

     35.   Parking.  Tenant presently uses twenty-five percent (25%) of the
           -------
parking area adjacent and to the south of the Premises for visitor parking. Upon the Commencement Date for the First Expansion Premises, Tenant shall be entitled to approximately forty (40) parking spaces in such parking area for its visitor parking. Further, Landlord will not alter the Project or add buildings to the Project without providing to Tenant reasonably adequate parking within the Project during the course of any such construction and for the remaining period of the Term at a ratio of 3.1 parking spaces per 1,000 rentable square feet of the Premises then leased by Tenant.

           IN WITNESS WHEREOF, Landlord and Tenant have each caused their duly authorized representative to execute this Lease on their behalf as of the date first above written.

LANDLORD:                                      TENANT:
--------

SAN DIEGO TECH CENTER, LLC,                  MOLECULAR SIMULATIONS INC.,
a Delaware limited liability company         a Delaware corporation

By  San Diego Realty Fund 5, LLC,            By /s/ Michael J. Savage
                                                --------------------------------

    a California limited liability company,     MICHAEL J. SAVAGE, CEO.
    its Administrative Member                   --------------------------------
                                                [Printed Name and Title]

    By   /s/ [SIGNATURE ILLEGIBLE]^^         By /s/ Thomas M. Carney
         ----------------------------           --------------------------------
    Its: Manager                                Thomas M. Carney, Vice President
                                                [Printed Name and Title]

                                    EXHIBIT A

                                  Floor Plan

                        [To Be Attached and Initialed]

                                   EXHIBIT B

                                   Site Plan

                        [To Be Attached and Initialed]

                                   EXHIBIT C


                             RULES AND REGULATIONS

             ATTACHED TO AND MADE A PART OF OFFICE BUILDING LEASE
      (Capitalized terms shall have the meaning set forth in the Lease.)

           35.1  Parking-General. Subject to compliance with the rules and
                 ---------------
regulations set forth below in paragraph 2, so long as the Lease to which this Exhibit C is attached remains in effect, Tenant or persons designated by Tenant shall be entitled to non-exclusive use of unreserved surface parking areas located at the Project. All persons utilizing the Project parking facilities shall comply with the rules and regulations set forth below. Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the Project parking as it deems necessary. Landlord may refuse to permit any person who violates the rules and regulations to park in the Project parking facilities. Any violation of this Parking Agreement shall subject the violator's car to removal from the Project parking facilities at the violator's expense.

     36.   Parking-Rules and Regulations.
           -----------------------------

                  (a) Cars must be parked entirely within the stall lines painted on the floor.

                  (b)   All directional signs and arrows must be observed.

                  (c)   The speed limit shall be 5 miles per hour.

                  (d)   Parking is prohibited:

                  (1)   In areas not striped for parking;

                  (2)   In fire lanes;

                  (3)   Where "no parking" signs are posted;

                  (4)   In cross-hatched areas; and

                  (5)   In such other areas as may be designated by Landlord.

                  (e) Every parker is required to park and lock his or her own car. All responsibility for theft and/or damage to cars, other personal property or persons is assumed by the parker.

                  (f) No more than one vehicle may be parked in any one parking space. Washing, waxing, cleaning or servicing of any vehicle by a parker and/or his agents is prohibited.

                  (g) Tenant shall acquaint all its officers and employees with these rules and regulations.

     37.   Asbestos.
           --------

                  (a) Tenant has been provided with the Asbestos Reports described in Section 30.1 of the Lease. The reports contain a management plan and procedures.

                  (b) It is important to the health and safety of everyone in the Project that the procedures described in the management plan and in the Asbestos Reports be strictly followed. If Tenant has reason to believe that anyone is not following these procedures, that there is asbestos in any area of the Building or Project not indicated in the Asbestos Reports, or that any asbestos containing materials have been damaged, Tenant shall immediately contact Landlord or its property manager. Tenant shall not fail to follow the attached procedures in any way and must obtain the property manager's approval as to any work to be done by Tenant or any of Tenant's Agents if the work involves any procedures to be done in any area containing asbestos. The property manager may withhold consent to any such work if the property manager is of the opinion that the work may create a danger to the employee, or others in the Building or Project.

     38.   Miscellaneous
           -------------

                  (a) No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the Building without the written consent of Landlord, first had and obtained, and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. All signs or lettering on doors shall conform to Landlord's sign criteria for the Building. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

                  (b) Tenant shall not alter any lock or install any new or additional locks or any bolts on any door of the Premises without obtaining the prior express written consent of Landlord which consent shall not be unreasonably withheld.

                  (c) Toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant or those employees or invitees of Tenant who shall have caused it.

                  (d) Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.

                  (e) Tenant shall not use or keep in the Premises any flammable or combustible fluid or material, including, but not limited to, kerosene or gasoline. Tenant shall not use any method of heating or air conditioning other than that supplied or installed by Landlord.

                  (f) Upon the termination of its tenancy, Tenant shall deliver to Landlord the keys for all offices, rooms and toilet rooms which shall have been furnished to Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

                  (g) Tenant shall not lay linoleum, tile, carpet or any other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner, without obtaining the prior express written consent of Landlord which consent shall not be unreasonably withheld. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant, or by the contractors, employees or invitees of Tenant who caused the damage.

                  (h) Landlord reserves the right to exclude or expel from the Buildings any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Project.

                  (i) Landlord shall have the right, exercisable without notice, to change the name and the street address of the Building of which the Premises are a part.

                  (j) Tenant shall not disturb, solicit, or canvas any occupant of the Building or Project and shall cooperate to prevent same.

                  (k) Without the written consent of Landlord, Tenant shall not use the name of the Building or the Project in connection with or in promotion or advertising of the business of Tenant except as Tenant's address.

                  (l) All exterior window coverings, whether curtains, blinds or otherwise, used by Tenant shall be approved in writing by Landlord. Landlord intends that all window coverings in the Project be uniform and standard in color, texture and appearance and Tenant shall have no right to deviate from or change the exterior window coverings approved by Landlord.

                  (m) Tenant shall comply with all documents, instruments and covenants recording against the Project, including, without limitation, the covenants, conditions and restrictions of the Lusk/Mira Mesa Industrial Park, a copy of which has been received and reviewed by Tenant.

                                   EXHIBIT D

                               First Offer Space

                              [PLAN APPEARS HERE]

                                      D-1